Exhibit 10.13

EXECUTION VERSION

$340,000,000

TERM LOAN AGREEMENT

among

NEW ATA ACQUISITION INC.,

The Several Lenders from Time to Time Parties Hereto,

JEFFERIES FINANCE LLC,

as Documentation Agent,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of August 14, 2007

J.P. Morgan Securities Inc.,
as Sole Lead Arranger and Sole Bookrunner

i

ii

SCHEDULES:

1.1A	Commitments
1.1B	Mortgaged Real Property
1.1C	Mortgaged Aircraft
1.1D	Specified Aircraft
3.1(d)	Pro Forma Financial Statements
3.15	Subsidiaries
3.21(a)	UCC Filing Jurisdictions
3.21(b)	Mortgage Filing Jurisdictions
6.1(a)(iii)	Existing Indebtedness
6.2(b)(vi)	Agreements Relating to Transactions
6.3(a)	Existing Encumbrances or Restrictions
6.5	Existing Liens
6.6(b)	Existing Affiliate Transactions

EXHIBITS:

A	Form of Guarantee and Collateral Agreement
B	Description of Exchange Notes
C	Form of Closing Certificate
D	[Intentionally Omitted]
E	Form of Assignment and Assumption
F-1	Form of Legal Opinion of Cravath, Swaine & Moore LLP
F-2	Form of Legal Opinion of Delaware counsel
F-3	Form of Legal Opinion of FAA counsel
F-4	Form of Legal Opinion of General Counsel of ATA
F-5	Form of Legal Opinion of General Counsel of Target
G	[Intentionally Omitted]
H	Form of Exemption Certificate
I-1	Form of Initial Loan Note
I-2	Form of Term Note
J	Form of Warrant Agreement
K	Form of Exchange and Registration Rights Agreement

iii

TERM LOAN AGREEMENT, dated as of August 14, 2007, among NEW ATA ACQUISITION INC., a Delaware corporation (the “Company”), the several lenders from time to time parties hereto (collectively, the “Lenders”; individually, a “Lender”), JEFFERIES FINANCE LLC, as documentation agent (in such capacity, the “Documentation Agent”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

The parties hereto hereby agree as follows:

SECTION 1.    DEFINITIONS

1.1     Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Acquired Indebtedness”:  Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary, (ii) assumed in connection with the acquisition of assets from such Person, or (iii) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Company or any Subsidiary, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets”:  (i) any property, plant, equipment or other asset (excluding current assets) used or to be used by the Company or a Subsidiary in a Related Business or otherwise useful in a Related Business (it being understood that capital expenditures on property or assets already used in a Related Business or to replace any property or assets that are the subject of an Asset Disposition generating the proceeds being invested in such property or assets shall be deemed an investment in Additional Assets); (ii) the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary; provided, however, that, in the case of clauses (ii) and (iii), such Subsidiary is primarily engaged in a Related Business.

“Adjusted LIBO Rate”: with respect to each day pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 – Eurocurrency Reserve Requirements

“Adjusted Margin”:  with respect to any Loan, 0 basis points during the three-month period commencing on the Initial Maturity Date and for each subsequent three-month period thereafter, 50 basis points higher than the Adjusted Margin for the immediately preceding three-month period.

“Adjusted Rate”:  the rate equal to 50 basis points plus the interest rate borne by the Loans on the day immediately preceding the Initial Maturity Date (excluding the PIK Margin).

“Administrative Agent”:  as defined in the preamble hereto.

“Affiliate”:  as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  For purposes of Sections 6.4, 6.6 and 6.8 only, “Affiliate” shall also mean any beneficial owner of shares representing 20% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Affiliate Transaction”:  as defined in Section 6.6.

“Agents”:  the collective reference to the Documentation Agent and the Administrative Agent.

“Agreement”:  this Term Loan Agreement, as amended, supplemented or otherwise modified from time to time.

“Aircraft Acquisition Debt”:  Indebtedness Incurred by the Company or any Subsidiary in connection with an acquisition of Specified Aircraft, (i) which Indebtedness (x) either constitutes all or part of the purchase price thereof, or is Incurred prior to, at the time of or within one year after the acquisition thereof for the purpose of financing or refinancing part of the purchase price thereof and (y) is non-recourse other than to the assets financed, and (ii) which equipment was not owned by the Company or a Subsidiary immediately prior to such purchase; provided, however, that in either case the proportion (expressed as a percentage) of such Indebtedness to the purchase price or appraised value of such equipment at the time of such financing does not exceed 90% (except that the foregoing limitation shall not apply to aircraft under order or option on the Closing Date for which vendor financing (including by way of vendor guarantee) is initially obtained).

“Aircraft Lease Transaction”:  any lease (other than a lease creating Capitalized Lease Obligations) by the Company or any Subsidiary of aircraft, related engines or spare engines, spare parts or other related equipment (including ground equipment) from any Person other than the Company or any Subsidiary for an initial term (inclusive of renewal terms solely at the option of the Company or such Subsidiary, as the case may be) of at least 12 months.

“Aircraft Mortgage”:  each of the mortgages and deeds of trust made by any Loan Party with respect to an aircraft owned by such Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.

“Airport Authority”:  any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.

“Applicable Margin”:  with respect to any Loan, (i) 0 basis points during the six-month period commencing on the Closing Date, (ii) 100 basis points during the three-month period following the period in clause (i) and (iii) for each three-month period subsequent to the period in clause (ii) until the Initial Maturity Date, 50 basis points higher than the Applicable Margin for the immediately preceding three-month period.

“Approved Fund”:  as defined in Section 9.6(b).

“Asset Disposition”:  any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, or other disposition (or series of related sales, leases, transfers or dispositions that are part of a common plan) of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (including aircraft, aircraft engines and related equipment (and leasehold interest therein)) (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than:

(i)            a disposition of assets by a Subsidiary to the Company or by the Company or a Subsidiary to another Subsidiary; provided that in the case of a sale by a Subsidiary to another Subsidiary involving a Subsidiary that is not a Loan Party, the Company directly or indirectly owns an equal or greater percentage of the Common Stock of the transferee than of the transferor; and provided further that in the case of a sale of Collateral, the transferee shall take such action reasonably requested by the Administrative Agent to cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the transferee, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(ii)           dispositions of cash and Cash Equivalents in the ordinary course of business;

(iii)          (A) a disposition of fuel or inventory in the ordinary course of business and (B) swaps, exchanges, interchange or pooling of assets or, in the case of Mortgaged Aircraft, other transfers of possession (subject to the limitations set forth in the Security Documents) in the ordinary course of business;

(iv)          a disposition of surplus, obsolete or worn out equipment (including aircrafts, aircraft engines and spare parts) or equipment (including aircrafts, aircraft engines and spare parts) that is no longer used or useful in the conduct of the business of the Company and its Subsidiaries and that is disposed of in each case in the ordinary course of business;

(v)           transactions permitted under Section 6.9;

(vi)          an issuance of Capital Stock by a Subsidiary to the Company or to another Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors of the Company;

(vii)         (x) for purposes of Section 6.4 only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Company or its Subsidiaries) or (y) a disposition permitted by (and subject to the terms of) Section 6.2;

(viii)        the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(ix)           dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(x)            the issuance by a Subsidiary of Preferred Stock that is permitted by Section 6.1;

(xi)           (A) abandonment of FAA Slots, Gate Interests, Routes or Supporting Route Facilities; provided that such abandonment is (1) in connection with the downsizing of any hub or facility which does not materially and adversely affect the business of Company and its Subsidiaries, taken as a whole, or (2) in the ordinary course of business consistent with past practices and does not materially and adversely affect the business of Company and its Subsidiaries, taken as a whole, (B) exchange of FAA Slots in the ordinary course of business that in the Company’s reasonable judgment are of reasonably equivalent value and (C) assignments of leases or granting of leases of aircraft or engines (that do not constitute Collateral), in each case, in the ordinary course of business;

(xii)          any fuel supply arrangements in the ordinary course of business;

(xiii)                          sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture arrangements and similar binding agreements;

(xiv)        the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Subsidiaries;

(xv)         foreclosure on assets;

(xvi)        dispositions of property or other assets to the extent subject to Casualty Events; and

(xvii)       dispositions of property or other assets having book values not to exceed than $5,000,000 in the aggregate.

“Assignee”:  as defined in Section 9.6(b).

“Assignment and Assumption”:  an assignment and assumption, substantially in the form of Exhibit E hereto.

“ATA”:  ATA Airlines, Inc., an Indiana corporation.

“ATSB Loan Agreement”:  the Amended and Restated Loan Agreement, dated as of February 28, 2006, among ATA Airlines, Inc., New ATA Holdings Inc. and its subsidiaries from time to time party thereto, Air Transportation Stabilization Board and Citibank, N.A.

“Attributable Indebtedness”:  in respect of a Sale/Leaseback Transaction or Aircraft Lease Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction or Aircraft Lease Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations”.

“Average Life”:  as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

“Benefitted Lender”:  as defined in Section 9.7(a).

“Board of Directors”:  as to any Person, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board.

“Board of Governors”:  the Board of Governors of the Federal Reserve System (or any successor thereto).

“Business Day”: a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close; provided that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Cape Town Convention”: the official English language texts of the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment which were signed in Cape Town, South Africa, as in effect in any applicable jurisdiction, as the same may be amended from time to time.

“Capital Stock”:  of a Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of, or interests in (however designated) equity of such Person, including any Preferred Stock, partnership interests and limited liability company membership interests, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations”:  an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents”:

(i)            United States dollars, Euros or any national currency of any participating member state of the European Monetary Union, or such local currencies held by the Company and its Subsidiaries from time to time in the ordinary course of business;

(ii)           securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof) or a member nation of the European Union, having maturities of not more than one year from the date of acquisition;

(iii)          marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc.;

(iv)          certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc., or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500,000,000;

(v)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i), (ii) and (iii) entered into with any bank meeting the qualifications specified in clause (iii) above;

(vi)          commercial paper rated at the time of acquisition thereof at least “A 2” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P 2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(vii)         interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (i) through (v) above.

“Cash Pay Date”:  the second anniversary of the Closing Date.

“Casualty Event”:  any taking under power of eminent domain or similar proceeding and any insured loss (excluding business interruption), in each case relating to property or other assets that constitute Collateral.

“Change of Control”:

(i)            prior to the first Equity Offering of Common Stock of Holdings, the Permitted Holders cease to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company or Holdings then outstanding, whether as a result of the issuance of securities of the Company or Holdings, any merger, consolidation, liquidation or dissolution of the Company or Holdings, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the “specified entity”) held by any other entity (the “parent entity”) so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity); or

(ii)           on the date of or after the first Equity Offering of Common Stock referred to in clause (i), (A) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or Holdings (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company or Holdings held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than a majority of the voting power of the Voting Stock of such parent entity); and (B) the Permitted Holders “beneficially own” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or Holdings, as the case may be (or its successor by merger, consolidation or purchase of all or substantially all of its assets) than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or Holdings or such successor (for the purposes of this clause, such other person or group shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person or group “beneficially owns”, directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders “beneficially own”, directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

(iii)          the first day on which a majority of the members of the Board of Directors of Holdings are not Continuing Directors; or

(iv)          the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company or Holdings and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

(v)           the adoption by the stockholders of the Company or Holdings of a plan or proposal for the liquidation or dissolution of the Company or Holdings; or

(vi)          the first date on which Holdings no longer directly or indirectly owns 100% of the Capital Stock of the Company.

“Closing Date”:  the date on which the conditions precedent set forth in Section 4 shall be satisfied or waived.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”:  all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Commitment”:  as to any Lender, its obligation to make a Loan to the Company on the Closing Date in an amount equal to the amount set forth opposite such Lender’s name in Schedule 1.1A under the heading “Commitment”; collectively, as to all such Lenders, the “Commitments”. The aggregate amount of the Commitments as of the Closing Date is $340,000,000.

“Commitment Percentage”:  as to any Lender at any time, the percentage of the aggregate Commitments then constituted by such Lender’s Commitment (or, after the Loans are made on the Closing Date, the percentage of the aggregate Loans then constituted by such Lender’s Loans).

“Common Stock”:  with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Closing Date, and includes, without limitation, all series and classes of such common stock.

“Commonly Controlled Entity”:  an entity, whether or not incorporated, which is under the same “controlled group” within the meaning of Section 4001 of ERISA, as the Company or which, together with the Company, is treated as a single employer under Section 414 of the Code.

“Company”:  as defined in the preamble hereto.

“Continuing Directors”:  as of any date of determination, any member of the Board of Directors of the Company or Holdings, as the case may be, who (1) was a member of such Board of Directors on the date of this Agreement; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the relevant Board at the time of such nomination or election or the approval of the Permitted Holders.

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Currency Agreement”:  in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

“Default”:  any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Description of Exchange Notes”: the description contained in Exhibit B hereto.

“Disqualified Stock”:  with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable (other than solely for Qualified Stock) pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock that is convertible or exchangeable solely at the option of the Company or a Subsidiary) or (iii) is redeemable at the option of the holder thereof (other than solely for Qualified Stock), in whole or in part, in each case, on or prior to the date that is 91 days after the Final Maturity Date; provided that (x) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; (y) if such Capital Stock is issued to any plan for the benefit of employees, directors or consultants of the Company or its Subsidiaries or by any such plan to such employees, directors or consultants such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; and (z) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset disposition (each defined in a substantially identical manner to the corresponding definitions in this Agreement) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company is not required to repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of this Agreement or repayment in full of the Loans.

“Documentation Agent”:  as defined in the preamble hereto.

“Dollars” and “$”:  dollars in lawful currency of the United States of America.

“DOT”:  the United States Department of Transportation and any successor thereto.

“Entry Point Filing Forms”:  each of the FAA form AC 8050-135 forms to be filed with the FAA on the Closing Date.

“Environmental Laws”:  any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health as it relates to the environment or the environment, as now or may at any time hereafter be in effect.

“Equity Offering”:  a public offering for cash by the Company or Holdings, as the case may be, of its Common Stock, or options, warrants or rights with respect to its Common Stock, registered under the Securities Act, other than (x) public offerings with respect to the Company’s or Holdings’, as the case may be, Common Stock, or options, warrants or rights with respect thereto, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Reserve Requirements”:  for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: with respect to each Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the offered rate for deposits in Dollars with a term of three months and that appears on the applicable Reuters Screen LIBOR01 Page at approximately 10:00 a.m., New York City time, two Business Days prior to (i) the Closing Date for the Interest Period commencing on the Closing Date and (ii) thereafter, the last day of the next preceding Interest Period; provided, however, that if at any time for any reason such offered rate does not appear on the applicable Reuters Screen LIBOR01 Page, “Eurodollar Base Rate” shall mean, with respect to each day pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which the Administrative Agent is offered Dollar deposits at or about 10:00 a.m., New York City time, two Business Days prior to the Closing Date in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the Closing Date for a term of three months and in an amount comparable to the amount of its Initial Loan.

“Eurodollar Loan”:  a Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default”:  any of the events specified in Section 7; provided that all requirements for the giving of notice, the lapse of time, or both, and any other conditions, have been satisfied.

“Exchange Act”:  the Securities Exchange Act of 1934, as amended.

“Exchange Note”:  each note issued under the Indenture delivered pursuant to Section 2.3 and 5.10; collectively, the “Exchange Notes”.

“Exchange Request”:  as defined in Section 5.10.

“Excluded Foreign Subsidiary”:  any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Loans and other obligations under this Agreement, would, in the good faith judgment of the Company, result in adverse tax consequences to the Company.

“Existing Credit Facilities”:  the ATSB Loan Agreement and the Wachovia Facility.

“FAA” the Federal Aviation Administration of the United States of America and any successor thereto.

“FAA Slots”: all “slots” as defined in 14 CFR § 93.213(a)(2), as that section may be amended or re-codified from time to time, or, in the case of slots at New York LaGuardia, as defined in the Final Order, Operating Limitations at New York LaGuardia Airport, Docket No. FAA 2006-25755-82 dated December 13, 2006, as such order may be amended or re-codified from time to time, and in any subsequent order issued by the FAA related to New York’s LaGuardia Airport, as such order may be amended or re-codified from time to time, in each case of the Company or any Subsidiary Guarantor, now held or hereafter acquired (other than “slots”

which have been permanently allocated to another air carrier and in which the Company or any Subsidiary Guarantor holds temporary use rights).

“Final Maturity Date”:  the eighth anniversary of the Closing Date.

“Foreign Subsidiary”:  any Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

“Fuel Protection Agreement”: any fuel protection agreement or other similar agreement or arrangement entered into by the Company or any Subsidiary designed to protect the Company or any of its Subsidiaries against fluctuations in the market prices of aircraft fuels and not for the purpose of speculation.

“GAAP”:  generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such entity as are approved by a significant segment of the accounting profession; provided, however, that if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Administrative Agent or the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. All ratios and computations based on GAAP contained in this Agreement will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in this Agreement.

“Gate Interests”: all of the right, title, privilege, interest and authority now or hereafter acquired or held by the Company or, if applicable, a Subsidiary Guarantor in connection with the right to use or occupy holdroom and passenger boarding and deplaning space in any airport terminal located in the United States at which the Company conducts scheduled operations.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members”:  the collective reference to the Company, Holdings, IntermediateCo and their respective Subsidiaries.

“Guarantee”:  any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement, to be executed and delivered by Holdings, IntermediateCo, the Company and the Subsidiary Guarantors, substantially in the form of Exhibit A.

“Guarantor”:  each of Holdings, IntermediateCo and each Subsidiary Guarantor.

“Guarantor Subordinated Obligation”: with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Closing Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Guarantor under the Guarantee and Collateral Agreement pursuant to a written agreement.

“Hedging Obligations”:  of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Fuel Protection Agreement.

“Holder” or “Noteholder”:  the Person in whose name an Exchange Note or a Loan (and any corresponding Note(s)) is registered.

“Holdings”:  Global Aero Logistics Inc., a Delaware corporation.

“Incur”:  issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness”:  with respect to any Person on any date of determination (without duplication):

(i)            the principal of and premium, if any, in respect of indebtedness of such Person for borrowed money,

(ii)           the principal of and premium, if any, in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

(iii)          the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence),

(iv)          the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except (x) trade payables and (y) deferred or equity compensation arrangements payable to directors, officers or employees), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto,

(v)           all Capitalized Lease Obligations and all Attributable Indebtedness of such Person,

(vi)          the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends),

(vii)         the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,

(viii)        the principal component of all Indebtedness of other Persons to the extent Guaranteed by such Person, and

(ix)           to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time of determination to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP (other than Aircraft Lease Transactions), any advances, prepayments or deposits (or interest thereon) received from clients or customers in the ordinary course of business, or obligations under any license, permit or other approval (or Guarantees given or deposits made in respect of such obligations) Incurred prior to the Closing Date or in the ordinary course of business.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability at such date (or if the maximum liability is not stated, or determinable, the maximum reasonably anticipated liability as determined in good faith by the Company), upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(i)            such Indebtedness is the obligation of a partnership or joint venture that is not a Subsidiary (a “Joint Venture”);

(ii)           such Person or a Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(iii)          there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)           the lesser of (1) the net assets of the General Partner and (2) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Subsidiary of such Person; or

(b)           if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)            in connection with the purchase by the Company or any Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that at the time of the closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 45 days thereafter;

(ii)           for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes; or

(iii)          money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness; provided that such money is held to secure the payment of such interest.

“Indenture”:  an Indenture, having terms and conditions substantially as set forth in the Description of Exchange Notes (with such changes therein as the Company may request and the Administrative Agent may approve, such approval not to be unreasonably withheld), if and when executed and delivered by the Company and the Trustee thereunder, as amended, waived, supplemented or otherwise modified from time to time.

“Initial Loan”:  as defined in Section 2.1(a).

“Initial Loan Rate”:  with respect to any Interest Period, the sum of (i) (A) 131 divided by 340 multiplied by (B) the greater of (x) the Adjusted LIBO Rate for such Interest Period plus 425 basis points, and (y) the Treasury Rate for such Interest Period plus 500 basis points plus (ii) (A) 209 divided by 340 multiplied by (B) the Adjusted LIBO Rate for such Interest Period plus 625 basis points.

“Initial Maturity Date”:  August 14, 2008.

“Initial Note”:  as defined in Section 9.6(e).

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”:  pertaining to a condition of Insolvency.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”:  with respect to any Loan, the last day of the Interest Period applicable to the Loan, and in addition, the date of any prepayment of such Loan.

“Interest Period”:  (a) prior to the Initial Maturity Date, as to any Initial Loan, (i) initially, the period commencing on the Closing Date and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is three months thereafter and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period and ending on the earlier of (A) the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is three months thereafter and (B) the Initial Maturity Date, and (b) following the Initial Maturity Date, as to any Term Loan, (i) initially, the period commencing on the Initial Maturity Date and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is six months thereafter and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period and ending on the earlier of (A) the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is six months thereafter and (B) the Final Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Interest Rate Agreement”:  with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“IntermediateCo”:  New ATA Investment Inc., a Delaware corporation.

“International Registry”: “International Registry” as defined in the Cape Town Convention.

“Investment”: with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of covenant compliance, the amount of any

Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Bank”:  one or more investment banks reasonably satisfactory to the Administrative Agent which may be engaged by the Company to publicly sell or privately place the Take-Out Debt as contemplated by Section 5.9.

“LC Credit Facility”:  the Amended and Restated Credit Agreement between ATA and National City Bank of Indiana, dated as of February 27, 2006.

“Lenders”:  as defined in the preamble to this Agreement.

“Lessor Maintenance Reserve Accounts”:  accounts paid in by a lessee and held by a lessor for reimbursement of certain aircraft maintenance obligations.

“Lien”:  any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Loans”:  as defined in Section 2.1.

“Loan Documents”:  this Agreement, the Warrant Agreement, the Loan Notes and the Security Documents.

“Loan Notes”:  the collective reference to the Term Notes and the Initial Notes.

“Loan Parties”:  the collective reference to Holdings, IntermediateCo, the Company and each of their respective Subsidiaries which from time to time is a party to any Loan Document.

“Material Adverse Effect”:  any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries (including the Target and its Subsidiaries) taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Materials of Environmental Concern”:  any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, to the extent defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Merger”:  as defined in Section 4(b)(i).

“Merger Agreement”:  the Agreement and Plan of Merger, dated April 5, 2007, between Holdings, the Company and World Air Holdings, Inc., a Delaware corporation, as amended, supplemented or modified from time to time prior to the Closing Date.

“Merger Documents”:  the Merger Agreement, and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time prior to the Closing Date.

“Mortgaged Aircraft”:  the aircraft, engines and spare engines listed on Schedule 1.1C and owned by a Loan Party, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Aircraft Mortgages.

“Mortgaged Properties”:  the collective reference to the Mortgaged Aircraft and the Mortgaged Real Properties.

“Mortgaged Real Properties”:  the real properties listed on Schedule 1.1B and owned by a Loan Party, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Real Estate Mortgages.

“Mortgages”:  the collective reference to the Aircraft Mortgages and the Real Estate Mortgages.

“MP Bridge Loan Agreement”: the Bridge Loan Agreement, dated January 16, 2007, between ATA, as borrower, Holdings, certain subsidiaries of Holdings from time to time party thereto, and MatlinPatterson ATA Holdings LLC, as lender (as amended, supplemented or otherwise modified on the date hereof).

“MP Term Loan Agreement”: the Term Loan Agreement, dated February 28, 2006, between ATA, as borrower, Holdings, subsidiaries of Holdings from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the lenders from time to time parties thereto, pursuant to which MatlinPatterson ATA Holdings LLC is the sole lender (as amended, supplemented or otherwise modified on the date hereof).

“Multiemployer Plan”:  a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NAA”:  North American Airlines, Inc., a Delaware corporation.

“Net Available Cash”:  from an Asset Disposition or Casualty Event, cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or Casualty Event or received in any other non-cash form) therefrom, in each case net of: (i) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition or Casualty Event; (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition or Casualty Event, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition or Casualty Event, or by applicable law be repaid out of the proceeds from such Asset Disposition or Casualty Event; (iii) all distributions and other payments required to be made to minority interest holders (other than any direct or indirect parent company, the Company or any of their respective Subsidiaries) in Subsidiaries or joint ventures as a result of such Asset Disposition or Casualty Event; and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition or Casualty Event and retained by the Company or any Subsidiary after such Asset Disposition or Casualty Event.

“Net Cash Proceeds”:  with respect to any issuance or sale of Capital Stock or Indebtedness, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements); provided that the cash proceeds of an Equity Offering by Holdings shall not be deemed Net Cash Proceeds, except to the extent such cash proceeds are contributed to the Company.

“Non-Excluded Taxes”:  as defined in Section 2.10(a).

“Non-U.S. Lender”:  as defined in Section 2.10(d).

“Notes”:  the Loan Notes and the Exchange Notes, as originally executed or as subsequently amended from time to time pursuant to the applicable provisions hereof.

“Officer”:  the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officer’s Certificate”:  a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel”:  a written opinion from legal counsel who is reasonably acceptable to the Administrative Agent. The counsel may be an employee of or counsel to Holdings, the Company or the Administrative Agent.

“Original Initial Note”:  as defined in Section 9.6(e).

“Original Term Note”:  as defined in Section 9.6(e).

“Other Taxes”:  any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant”:  as defined in Section 9.6(c).

“Payment Default”:  as defined in Section 7(e).

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“Permitted Holders”: the Sponsor.  Any person or group whose acquisition of beneficial ownership constitutes a Change of Control will thereafter, together with any of its Affiliates, constitute additional Permitted Holders.

“Permitted Investment”: an Investment by the Company or any Subsidiary in:

(i)            the Company or a Subsidiary (including the Capital Stock of a Subsidiary);

(ii)           cash and Cash Equivalents;

(iii)          receivables owing to the Company or any Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Subsidiary deems reasonable under the circumstances;

(iv)          payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(v)           loans or advances to employees, officers or directors of the Company or any Subsidiary of the Company in the ordinary course of business consistent with past practices, in an aggregate amount not in excess of $1,000,000 at any one time outstanding;

(vi)          Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary, or as a result of foreclosure, perfection or enforcement of a Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(vii)         Investments (x) made as a result of the receipt of noncash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 6.4 or (y) made to effect Restricted Payments expressly permitted by Section 6.2 or Dispositions expressly permitted by Section 6.4;

(viii)        Investments in existence on or made pursuant to legally binding commitments in existence on the Closing Date;

(ix)           Currency Agreements, Interest Rate Agreements, Fuel Protection Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 6.1;

(x)            Guarantees issued in accordance with Section 6.1 and (other than respect to Indebtedness) guarantees, keepwells and similar arrangements made in the ordinary course of business;

(xi)           Investments in an amount not to exceed $5,000,000 in the aggregate at any one time outstanding in connection with Investments in travel or airline related businesses made in connection with marketing and promotion agreements, alliance agreements, distribution agreements, agreements with respect to fuel consortiums, agreements relating to flight training, agreements relating to insurance arrangements, agreements relating to parts management systems and other similar agreements;

(xii)                             deposits in connection with the acquisition or maintenance of aircraft in the ordinary course of business or customary in the airline industry;

(xiii)                          pledges or deposits with respect to leases (other than leases of aircraft) or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 6.5;

(xiv)        any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of any direct or indirect parent company as consideration;

(xv)         Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in each case in the ordinary course of business; and

(xvi)        other Investments in an amount not to exceed $1,000,000 in the aggregate at any one time outstanding.

“Permitted Liens”: with respect to any Person:

(i)            Liens incurred or pledges or deposits made by such Person under workers’ compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), to secure performance in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or public or statutory obligations of such Person to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(ii)           Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, in each case for sums not yet due or that are bonded or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(iii)          Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(iv)          Liens in favor of issuers of surety, performance or other bonds or guarantees or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not support Indebtedness;

(v)           encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions

(including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(vi)          Liens securing Hedging Obligations so long as any related Indebtedness is, and is permitted to be under this Agreement, secured by a Lien on the same property securing such Hedging Obligation;

(vii)         leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(viii)        judgment Liens not giving rise to an Event of Default;

(ix)                                Liens for the purpose of securing Indebtedness represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments Incurred to finance all or any part of the purchase price or cost of construction or improvement of assets or property (other than Capital Stock or other Investments) acquired, constructed or improved in the ordinary course of business; provided that:

(A)          the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Agreement and does not exceed the cost of the assets or property so acquired, constructed or improved; and

(B)           such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(x)            Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(A)          such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(B)           such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

(xi)                                Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

(xii)                             Liens existing on the Closing Date and set forth on Schedule 6.5;

(xiii)                          Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Subsidiary;

(xiv)        Liens on property or other assets at the time the Company or a Subsidiary acquired the property or assets, including any acquisition by means of a merger, consolidation or other combination with or into the Company or any Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Subsidiary;

(xv)         Liens securing Indebtedness or other obligations of the Company or a Subsidiary owing to the Company or another Subsidiary;

(xvi)        Liens securing the Loans and Guarantees under the Guarantee and Collateral Agreement or any obligations owing to the Administrative Agent under this Agreement or the other Loan Documents;

(xvii)       Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (ix), (xii), (xiii), (xiv), (xvi) and (xvii) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(xviii)      any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(xix)                           Liens under industrial revenue, municipal or similar bonds;

(xx)                              Liens securing Indebtedness permitted to be incurred pursuant to clauses (v) (provided that such Liens extend only to the property so acquired, constructed or improved) and (ix) (provided that such Liens extend only to leased equipment subject to such “return condition”) of Section 6.1(a);

(xxi)                           Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) and other obligations in an aggregate principal amount outstanding at any one time not to exceed $2,500,000;

(xxii)                        Liens imposed by applicable law on the assets of the Company or any Subsidiary located at an airport for the benefit of any nation or government or national or governmental authority of any nation, state, province or other political subdivision thereof, and any agency, department, regulator, airport authority, air navigation authority or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government in respect of the regulation of commercial aviation or the registration, airworthiness or operation of civil aircraft and having jurisdiction over the Company or such Subsidiary including, without limitation, the FAA or DOT;

(xxiii)       deposits in Lessor Maintenance Reserve Accounts;

(xxiv)       deposits securing obligations in respect of letters of credit issued for the account of any Group Member in the ordinary course of business, including pursuant to the LC Credit Facility or the Wachovia Facility;

(xxv)        any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar arrangement;

(xxvi)       (A) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Company or any Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property;

(xxvii)      Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(xxviii)     deposits in Trust Tax Accounts in favor of governmental taxing authorities arising as a matter of law to secure payment of governmental taxes imposed on airline tickets;

(xxix)       Liens securing Indebtedness represented by Take-Out Debt, so long as such Liens are subject to an intercreditor arrangement reasonably satisfactory to the Administrative Agent; and

(xxx)        Liens arising or granted in the ordinary course of business in favor of Persons performing credit card processing services, travel charge processing services, clearinghouse services or similar services.

“Person”:  an individual, partnership, corporation, limited liability company, association, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“PIK Interest Amount”:  as defined in Section 2.6(d).

“PIK Margin”:  75 basis points per annum.

“Plan”:  at a particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Preferred Stock”:  as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Projections”:  as defined in Section 5.2(c).

“Properties”:  as defined in Section 3.17.

“Purchaser”:  Hugo Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Holdings and the Company.

“Qualified Stock”:  any Capital Stock that is not Disqualified Stock.

“Real Estate Mortgages”:  each of the mortgages and deeds of trust made by any Loan Party with respect to the Mortgaged Real Properties owned by such Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, in form and substance satisfactory to the Administrative Agent.

“Refinancing Indebtedness”:  Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance”, “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the date of this Agreement or Incurred in compliance with this Agreement (including Indebtedness of the Company that refinances Indebtedness of any Subsidiary and Indebtedness of any Subsidiary that refinances Indebtedness of another Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) (x) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Final Maturity Date, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (y) if the Stated Maturity of the Indebtedness being refinanced is later than the Final Maturity Date, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Final Maturity Date, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees and expenses Incurred in connection therewith), (iv) if the Indebtedness being extended, refinanced, replaced, exchanged, defeased or refunded is subordinated in right of payment to the Loans or the Guarantees under the Guarantee and Collateral Agreement, such Refinancing Indebtedness is subordinated in right of payment to the Loans or the Guarantees under the Guarantee and Collateral Agreement on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (v) if the Indebtedness being refinanced is secured, the Lien securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured is no less favorable to the Lenders and is no more favorable to the lienholder with respect to such Lien than the Lien in respect of the Indebtedness being refinanced.

“Register”:  as defined in Section 9.6(b).

“Registration Rights Agreement”:  the Registration Rights Agreement substantially in the form of Exhibit K hereto (with such changes therein as the Company may request and Administrative Agent may approve, such approval not to be unreasonably withheld), as amended, waived, supplemented or otherwise modified from time to time.

“Regulation U”:  Regulation U of the Board of Governors as in effect from time to time.

“Related Business”:  any business which is the same as or related to any of the businesses of the Company, the Target and their respective Subsidiaries on the date hereof.

“Reorganization”:  with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA and the regulations thereunder, other than those events as to which the 30-day notice period is waived.

“Required Lenders”:  at any time, Lenders holding more than 50% in principal amount of outstanding Loans (or, prior to the Closing Date, more than 50% of the Commitments).

“Requirement of Law”:  as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any present or future law, treaty, statute, rule, regulation, common law or determination of an arbitrator or a court or other Governmental Authority and all official directives, consents, approvals, authorizations, guidelines, restrictions and policies of any Governmental Authority, in each case applicable to and binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”:  as to any Person, any of the following officers of such Person: (i) the chief executive officer or the president of such Person and, with respect to financial matters, the chief financial officer, the senior vice president–finance, the treasurer or the controller of such Person, (ii) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to the Administrative Agent as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, such chief financial officer of such Person, (iii) with respect to Section 5.7 and without limiting the foregoing, the general counsel of such Person and (iv) with respect to ERISA matters, the senior vice president–human resources (or substantial equivalent) of such Person.

“Restricted Investment”:  any Investment other than a Permitted Investment.

“Restricted Payment”:  as defined in Section 6.2(a).

“Routes”:  the routes for which the Company or, if applicable, a Subsidiary Guarantor, holds or hereafter acquires the requisite authority to operate foreign air transportation pursuant to Title 49 including, without limitation, applicable frequencies, exemption and certificate authorities, Fifth-Freedom Rights and “behind/beyond rights”.

“Sale/Leaseback Transaction”:  an arrangement relating to property now owned or hereafter acquired by the Company or a Subsidiary whereby the Company or such Subsidiary transfers such property to a Person and the Company or such Subsidiary leases it from such Person.

“SEC”:  the Securities and Exchange Commission or any Governmental Authority which succeeds to the powers and functions thereof.

“Secured Parties”: as defined in the Guarantee and Collateral Agreement.

“Securities”:  any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act”:  the Securities Act of 1933, as amended from time to time.

“Securities Demand”:  as defined in Section 5.9(a).

“Security Documents”:  the collective reference to the Guarantee and Collateral Agreement, the Aircraft Mortgages, the Real Estate Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Senior ATA Notes”: the senior notes to be issued by the Company in an aggregate principal amount not to exceed $340,000,000.

“Significant Subsidiary”:  any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Single Employer Plan”:  any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent” and “Solvency”:  with respect to any Person on a particular date, that on such date, (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small amount of capital.

“Specified Aircraft”:  the numbers and types of aircraft listed on Schedule 1.1D together with related engines or spare engines, spare parts or other related equipment (including ground equipment).

“Specified Representations”:  the representation set forth in Sections 3.3(a), 3.4, 3.11, and 3.14.

“Sponsor”:  MatlinPatterson Global Advisers LLC and its Affiliates but not including, however, any portfolio companies thereof.

“Stated Maturity”:  with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation”:  any Indebtedness of the Company (whether outstanding on the date of this Agreement or thereafter Incurred) which is subordinate or junior in right of payment to the Loans pursuant to a written agreement.

“Subsequent Initial Note”:  as defined in Section 9.6(e).

“Subsequent Term Note”:  as defined in Section 9.6(e).

“Subsidiary” of any Person means: (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantor”:  each Domestic Subsidiary in existence on the Closing Date that provides a Guarantee pursuant to the Guarantee and Collateral Agreement on the Closing Date (and any other Domestic Subsidiary that provides a Guarantee under the Guarantee and Collateral Agreement in accordance with this Agreement); provided that upon release or discharge of such Domestic Subsidiary from its Guarantee under the Guarantee and Collateral Agreement in accordance with this Agreement, such Domestic Subsidiary ceases to be a Subsidiary Guarantor.

“Supporting Route Facilities”:  gates, ticket counters and other facilities assigned, allocated, leased, or made available to the Company at non-U.S. airports used in the operation of scheduled service over a Route.

“Take-Out Debt”:  cash pay or non-cash pay securities, senior or subordinated securities, discount issue securities or a combination of any of the foregoing issued by the Company and/or Holdings to refinance the Loans or Exchange Notes.

“Target”:  World Air Holdings, Inc., a Delaware corporation.

“Target Company Material Adverse Effect”:  any change, effect, event, occurrence, development, circumstance, condition or worsening thereof (an “Effect”) that, individually or when taken together with all other Effects that exist at the date of determination, (A) has or is reasonably likely to have a material adverse effect on the properties, assets, liabilities, condition (financial or otherwise), business or results of operations of the Target and the Target’s Subsidiaries, taken as a whole or (B) prevents or materially delays the Target from performing its obligations under the Merger Agreement in any material respect or materially delays consummating the transactions or would reasonably be expected to have such effect; provided, however, that no Effects resulting from, relating to or arising out of the following shall be deemed to be or constitute a Target Material Adverse Effect, and no Effects resulting from, relating to or arising out of the following shall be taken into account when determining whether a Target Material Adverse Effect has occurred or is reasonably likely to exist: (i) conditions (or changes therein) in any industry or industries in which the Target operates (other than any such conditions (or changes therein) resulting from, relating to or arising out of acts of terrorism, which shall not be excluded and may be taken into account) to the extent that such conditions do not have a materially disproportionate effect on the Target and the Target’s Subsidiaries, taken as a whole, (ii) general economic conditions (or changes therein) in the United States, in any country in which the Target or any of the Target’s Subsidiaries conducts business or in the global economy as a whole (other than any such general economic conditions (or changes therein) resulting from, relating to or arising out of acts of terrorism, which shall not be excluded and may be taken into account) to the extent that such conditions do not have a materially disproportionate effect on the Target and the Target’s Subsidiaries, taken as a whole, (iii) any generally applicable change in Law or GAAP or interpretation of any of the foregoing to the extent that such conditions do not have a materially disproportionate effect on the Target and the Target’s Subsidiaries, taken as a whole, (iv) Effects primarily related to the announcement of the execution of the Merger Agreement or the pendency of the Merger, (v) compliance with the terms of, or the taking of any action required by, the Merger Agreement, or the failure to take any action prohibited by this Agreement and (vi) any actions taken, or failure to take action, to which Holdings or Purchaser has expressly consented or requested.

“Term Loan”:  as defined in Section 2.1(b).

“Term Notes”:  as defined in Section 9.6(e).

“Title 49”:  Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto or any subsequent legislation that amends, supplements or supersedes such provisions.

“Transaction Documents”:  the collective reference to the Merger Documents, Loan Documents, the Indenture and the Exchange Notes.

“Transactions”:  the collective reference to the Merger, the issuances of Indebtedness under this Agreement, the Indenture, and the Take-Out Debt.

“Transferee”:  any Assignee or Participant.

“Treasury Rate”:  with respect to each day, the rate per annum determined by the Administrative Agent two days prior to (i) the Closing Date for the Interest Period commencing on the Closing Date and (ii) thereafter, the last day of the next preceding Interest Period as (x) the rate borne by direct obligations of the United States maturing on the eighth anniversary of the first day of the relevant Interest Period or (y) if there are no such obligations, the rate determined by linear interpolation between the rates borne by the two direct obligations of the United States maturing closest to, but straddling, the eighth anniversary of the first day of the relevant Interest Period, in each case as most recently published by the Board of Governors on or prior to such date of determination.

“Trust Tax Accounts”:  trust tax accounts that hold deposits relating to transportation ticket taxes and fees, including, but not limited to, federal excise tax and passenger facility charges, collected from passengers until such time as such amounts are remitted to the applicable governmental agency.

“Trustee”:  as defined in Section 5.10(a).

“Underfunding”:  the excess of the present value of all accrued benefits under a Plan (based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.

“Voting Stock”:  of any Person as of any date, the Capital Stock of such Person that is as of such time entitled to vote in the election of the Board of Directors of such Person.

“Wachovia Facility”:  the Credit Agreement, dated as of March 30, 2006, among World Airways, Inc., North American Airlines, Inc., each of the financial institutions initially a signatory thereto, together with those assignees pursuant thereto and Wachovia Bank, National Association, including any letter of credit facility that replaces or refinances the letter of credit facility under such credit agreement which is unsecured or, if secured, secured only by the deposits described in clause (xxiv) of the definition of Permitted Liens.

“WAI”:  World Airways, Inc., a Delaware corporation.

“Warrant Agreement”:  the Warrant Agreement, substantially in the form of Exhibit J (with such changes as the Company may request and Administrative Agent may approve, such approval not to be unreasonably withheld), to be executed and delivered by Holdings and JPMorgan Chase Bank, N.A., as warrant agent with respect to the Warrants.

“Warrants”:  the warrants of Holdings as described in the Warrant Agreement.

“Warrant Shares”:  the shares of Common Stock of Holdings to be issued and received, as the case may be, upon exercise of the Warrants.

1.2     Other Definitional Provisions.  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

(b)     As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (iv) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(c)     The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Annex and Exhibit references are to this Agreement unless otherwise specified.

(d)     The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. AMOUNT AND TERMS OF LOANS

2.1     Loans.  (a) Subject to the terms and conditions hereof, each Lender severally agrees to make a loan (individually, an “Initial Loan” and collectively, the “Initial Loans”) to the Company on the Closing Date, in an aggregate principal amount equal to such Lender’s Commitment.  Any Commitments not drawn on the Closing Date shall terminate.

(b)     Subject to the terms and conditions hereof, each Lender severally agrees, if the Initial Loans have not been repaid or exchanged for Exchange Notes on the Initial Maturity Date, to convert the then outstanding principal amount of its Initial Loans into a loan (individually, a “Term Loan” and collectively, the “Term Loans”; the Initial Loans and the Term Loans, collectively, the “Loans”) to the Company, on the Initial Maturity Date, in an aggregate principal amount equal to the then outstanding principal amount of the Initial Loans held by such Lender. Upon the making by such Lender of such Term Loan, each Lender shall cancel on its records a principal amount of the Initial Loans held by such Lender corresponding to the principal amount of Term Loans made by such Lender, which corresponding principal amount of the Initial Loans shall be satisfied by the conversion thereof into Term Loans.

(c)     Each Lender may at its option make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

(d)     The failure of any Lender to make the Initial Loan to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Initial Loan on the Closing Date, but no Lender shall be responsible for the failure of any other Lender to make the Initial Loan to be made by such other Lender on the Closing Date.

2.2     Procedure for Borrowing.  The Company shall give the Administrative Agent notice (which notice must be received by the Administrative Agent prior to 10:00 a.m., New York City time, three Business Days prior to the anticipated Closing Date and may be conditioned on the occurrence of the Closing Date) requesting that the Lenders make the Initial Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 9:00 a.m., New York City time, on the Closing Date each Lender shall make available to the Administrative Agent at its office specified in Section 9.2 an amount in immediately available funds equal to the Initial Loans to be made by such Lender.  The Administrative Agent shall credit the account of the Company on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders in immediately available funds.

2.3     Maturity and Exchange Notes.  (a) Subject to Section 2.1(b), all the Initial Loans will mature on the Initial Maturity Date.

(b)     All the Term Loans will mature on the Final Maturity Date.

(c)     Each Lender will have the option on or after the Initial Maturity Date at any time or from time to time to receive Exchange Notes in exchange for all or any portion of its Term Loan or, on the Initial Maturity Date, its Initial Loan, then outstanding in accordance with Section 5.10 of this Agreement.  The principal amount of the Exchange Notes will equal 100.0% of the aggregate principal amount (including any accrued and unpaid interest not required to be paid in cash) of the Loans for which they are exchanged. If a Default (but not an Event of Default) shall have occurred and be continuing on the date of such exchange, any notices given or cure periods commenced while the Loan was outstanding shall be deemed given or commenced (as of the actual dates thereof) for all purposes with respect to the Exchange Note (with the same effect as if the Exchange Note had been outstanding as of the actual dates thereof).

2.4     Repayment of Loans.  Subject to Section 2.1(b), the Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan in accordance with the terms hereof and of the Loan Notes. The Company hereby further agrees to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, in the manner, and on the dates, set forth in Section 2.6.

2.5     Optional and Mandatory Prepayments.  (a) The Company may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto, which notice shall specify the date and amount of prepayment, provided that if a Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Company shall be obligated to pay any amounts owing pursuant to Section 2.11; provided, further, that on or after the Initial Maturity Date, any prepayment shall be applied as provided in Section 2.5(c) below.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount equal to the lesser of (A) $1,000,000, or a whole multiple thereof and (B) the aggregate unpaid principal amount of the Loans.

(b)     (i) If, subsequent to the Closing Date, the Company or any of its Subsidiaries shall issue the Take-Out Debt or any Indebtedness (other than Indebtedness permitted pursuant to Section 6.1(a)) or Capital Stock (other than shares of Capital Stock of a Subsidiary issued to the Company or any Subsidiary of the Company), an amount equal to 100% of the Net Cash Proceeds thereof shall be promptly applied toward the prepayment of the Loans as provided in Section 2.5(c) below.

(ii)         If, subsequent to the Closing Date, the Company or any of its Subsidiaries shall be required to apply any Net Available Cash pursuant to Section 6.4, an amount equal to such Net Available Cash shall be promptly applied toward the prepayment of the Loans as provided in Section 2.5(c) below.

(iii)        If the Loans would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, on the first Interest Payment Date that occurs after the fifth anniversary of the Closing Date (the “AHYDO Prepayment Date”), the Company shall be required to prepay a portion of each Loan then outstanding equal to the “Mandatory Principal Prepayment Amount” (such prepayment, a “Mandatory Principal Prepayment”).  The “Mandatory Principal Prepayment Amount” means the portion of a Loan required to be redeemed to prevent such Loan from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. No partial prepayment of the Loans prior to the AHYDO Prepayment Date pursuant to any other provision of this Agreement will alter the Company’s obligation to make the Mandatory Principal Prepayment with respect to any Loans that remain outstanding on the AHYDO Prepayment Date. For the avoidance of doubt, the Mandatory Principal Prepayment Amount shall be determined by the Company and provided to the Administrative Agent in the form of an Officer’s Certificate on which the Administrative Agent may conclusively rely.

(iv)    The Company shall give the Administrative Agent (which shall promptly notify each Lender) at least one Business Day’s prior notice or, telephone notice promptly confirmed in writing of each prepayment in whole or in part pursuant to this Agreement setting forth the date and amount thereof.

(c)     As promptly as practicable after the Administrative Agent receives notice of a prepayment pursuant to Section 2.5(b)(iv), the Administrative Agent shall notify each Lender thereof including the amount and the expected date of such prepayment.  Promptly upon receipt of any prepayment, the Administrative Agent shall distribute such prepayment in accordance with Section 2.8(b).  Any such prepayment after the Cash Pay Date shall be accompanied by the payment of interest (if any) accrued on the amount of such prepayment after the Cash Pay Date.

(d)     (d)   Notwithstanding anything to the contrary contained in this Agreement, the Company may rescind any notice of prepayment under this Section 2.5 if such prepayment would have resulted from a refinancing of all or any portion of the Loans, which refinancing shall not be consummated or shall otherwise be delayed.

(e)     Notwithstanding any of the provisions of Section 2.5, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Loans is required to be made under Section 2.5(b), other than on the last day of the Interest Period therefor, the Company may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a cash collateral account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from any Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.5(c). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from any Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with Section 2.5(c).

2.6     Interest Rates and Payment Dates.  (a) Initial Loans shall bear interest for the period from and including the date such Initial Loans are made to, but excluding, the Initial Maturity Date on the unpaid principal thereof at a rate per annum equal to the Initial Loan Rate for the Interest Period in effect for such Initial Loans plus the Applicable Margin plus the PIK Margin.

(b)     Term Loans shall bear interest for the period from and including the Initial Maturity Date to, but excluding, the Final Maturity Date or date of exchange for an Exchange Note on the unpaid principal thereof at a rate per annum equal to the Adjusted Rate plus the Adjusted Margin plus, prior to the Cash Pay Date, the PIK Margin.

(c)     Notwithstanding Sections 2.6(a) and (b), the interest rate borne by the Loans (excluding the PIK Margin) shall not exceed 12.88% per annum.

(d)     Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (e) below shall be payable from time to time on demand. On each Interest Payment Date prior to the Cash Pay Date, the Company shall be deemed to have paid the interest accrued on the Loans to and including the Cash Pay Date that is due on such Interest Payment Date through an automatic increase in the principal amount of the applicable Loans equal to the amount of such interest (the “PIK Interest Amount”).

(e)     If all or a portion of (i) the principal amount of any of the Loans, (ii) any interest payable thereon, or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise, but taking into account any applicable grace period under Section 7(a)), such overdue amount shall, without limiting the rights of the Lenders under Section 7, bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of overdue interest, commitment fees or other amounts due and payable hereunder, the applicable rate hereunder for any Loan (but without giving effect to the foregoing clause (x)) plus 2%.

2.7     Computation of Interest and Fees.  (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of each determination of the Initial Loan Rate. The Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)     Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Sections 2.6(a) and (b).

2.8     Pro Rata Treatment and Payments.  (a) Except to the extent otherwise provided herein, the borrowing of Loans by the Company from the Lenders and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the relevant Commitment Percentages of the Lenders with respect to the Loans borrowed or the Commitments to be reduced.

(b)     Each payment (including each prepayment) by the Company on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.

(c)     All payments (including prepayments) to be made by the Company hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders at the Administrative Agent’s office specified in Section 9.2, in lawful money of the United States of America and in immediately available funds.  The Administrative Agent shall promptly distribute such payments in accordance with the provisions of this Section 2.8 to each relevant Lender upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 8.7.  All payments received by the Administrative Agent after 2:00 p.m., New York City time, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.  In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d)     Unless the Administrative Agent shall have been notified in writing by any Lender prior to the Closing Date that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Closing Date, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.8(c) shall be conclusive in the absence of manifest error.  If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of the Closing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to such borrowing, on demand, from the Company.

(e)     Unless the Administrative Agent shall have been notified in writing by the Company prior to the date of any payment due to be made by the Company hereunder that the Company will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Company is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Company within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Company.

2.9     Requirements of Law.  (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)     shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any other Loan Document or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.10 below and changes in the rate of tax on the overall net income of such Lender);

(ii)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Adjusted LIBO Rate hereunder; or

(iii)   shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, continuing, or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in either case, the Company shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.  If any Lender becomes entitled to claim any additional amounts pursuant to Section 2.9(a), it shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)     A certificate as to any additional amounts payable pursuant to this Section 2.9 submitted by any Lender to the Company (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 2.9, the Company shall not be required to compensate a Lender pursuant to this Section 2.9 for any amounts incurred more than six months prior to the date that such Lender notifies the Company of such Lender’s intention to claim compensation therefor; and provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Company pursuant to this Section 2.9 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.10   Taxes.  (a)    All payments made by the Company under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document).  If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Company shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or at the time such Lender changes its Lending Office), except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company with respect to such Non-Excluded Taxes pursuant to this paragraph.

(b)     In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)     Whenever any Non-Excluded Taxes or Other Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof.  If the Company fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

(d)     Each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Company and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit H and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Company under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation).  In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender.  Each Non-U.S. Lender shall promptly notify the Company at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(e)     [Intentionally omitted.]

(f)      If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section 2.10, it shall pay over such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 2.10 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Company, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Company or any other Person.

(g)     The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.11   Indemnity. The Company agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense (excluding anticipated profit) which such Lender may sustain or incur as a consequence of (a) default by the Company in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Company in making a borrowing of Eurodollar Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Company in making any prepayment of any Eurodollar Loan after the Company has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto.  Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so paid or prepaid, or not so borrowed, for the period from the date of such prepayment or of such failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.11 submitted to the Company by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.12   Change of Lending Office.  (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.9 or 2.10(a) with respect to such Lender (“Designating Event”), it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage and provided, further, that nothing in this Section 2.12 shall affect or postpone any of the obligations of any Company or the rights of any Lender pursuant to Section 2.9 or 2.10(a).

(b)     In connection with any Designating Event, if any Lender does not designate another lending office for any Loans affected by such Designating Event as described in paragraph (a) of this Section (such Lender being referred to as a “Non-Designating Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Designating Lender, the Company may, at its sole expense and effort, upon notice to such Non-Designating Lender and the Administrative Agent, require such Non-Designating Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.6), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (b) such Non-Designating Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (c) the Company or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.6.

SECTION 3.   REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Company hereby represents and warrants to the Administrative Agent and each Lender (x) as of the Closing Date only as to the Specified Representations in respect of the Company and its Subsidiaries (and the Target shall not be deemed a Subsidiary for such purpose) and (y) immediately following consummation of the Merger and funding of the Initial Loans that:

3.1     Financial Condition.  (a) The audited consolidated financial statements of the Company and the Target for fiscal year ended December 31, 2004, 2005 and 2006, copies of each of which have been furnished to each Lender on or before the Closing Date, have been prepared using accounting methods, procedures and policies which are in accordance with GAAP and present fairly in all material respects in accordance with GAAP the financial position of the Company and the Target, respectively, together with their respective predecessors and respective Subsidiaries on a consolidated basis, in each case, as at the dates thereof, and the results of operations and statements of cash flows for the periods then ended.  During the period from December 31, 2006 to and including the date hereof there has been no Asset Disposition by any Group Member of any material part of its business or property.

(b)    The unaudited consolidated financial statements of the Company and the Target for fiscal quarter ended March 31, 2007, and unaudited consolidated financial statements of the Company and the Target for the same period of the prior fiscal year, copies of each of which have been furnished to each Lender on or before the Closing Date, have been prepared using accounting methods, procedures and policies which are in accordance with GAAP and present fairly in all material respects the financial position of the Company and the Target, respectively, together with their respective predecessors and respective Subsidiaries on a consolidated basis, in each case, as at the dates thereof, and the results of operations and statements of cash flows for the periods then ended (as to any unaudited interim financial statements, subject to normal year-end audit adjustments and the absence of footnotes).

(c)     [Intentionally omitted].

(d)     The pro forma financial statements of the Company and its consolidated Subsidiaries attached hereto as Schedule 3.1(d) (collectively, the “Pro Forma Financial Statements”) have been prepared in good faith based on assumption believed to be reasonable as of the date of delivery thereof, and present fairly in all material respects in accordance with GAAP on a pro forma basis the estimated financial position of Company and its consolidated Subsidiaries with respect to the relevant period and as at the relevant date, assuming that the events specified therein had actually occurred at such date.

3.2     No Change.  Since December 31, 2006 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

3.3     Corporate Existence; Compliance with Law.  Holdings, IntermediateCo, the Company and each of their respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.4     Corporate Power; Authorization; Enforceable Obligations.  (a) Each Loan Party has the power and authority, and the legal right, to make, deliver and perform this Agreement, any of the Notes and the other Loan Documents to which it is a party and, with respect to the Company, to borrow hereunder.  Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, with respect to the Company, to authorize the borrowings on the terms and conditions of this Agreement and any of the Notes and the other Loan Documents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of, this Agreement, any of the Notes or the other Loan Documents to which any Loan Party is a party except for (i) filings necessary to perfect or maintain the perfection of the Liens on the Collateral granted by the Loan Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.  This Agreement, any Note and each of the other Loan Documents has been duly executed and delivered on behalf of the Loan Party thereto.  This Agreement, any Note and each of the other Loan Documents constitutes a legal, valid and binding obligation of the Loan Party thereto enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)     The Warrants have been duly authorized by the Company and, when executed and authenticated pursuant to the terms of the Warrant Agreement and delivered to the Escrow Agent, will be valid and binding obligations of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The Warrant Shares have been duly authorized and validly issued, and upon exercise of the Warrants in accordance with the terms of the Warrant Agreement will be fully paid and nonassessable.

3.5     No Legal Bar.  The execution, delivery and performance of this Agreement, any of the Notes and the other Loan Documents, the borrowings hereunder and thereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents); except with respect to any violation, to the extent that such violation could not reasonably be expected to have a Material Adverse Effect.

3.6     No Material Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to this Agreement, the other Loan Documents, any of the Transaction Documents or the Transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

3.7     No Default.  No Group Member is in default under or with respect to any of its Contractual Obligations (other than Indebtedness) in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

3.8     Ownership of Property; Liens.  Each Group Member has good and valid title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by Section 6.5.

3.9     Intellectual Property.  Each Group Member owns, or is licensed to use, all Intellectual Property material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim, other than claims that could not reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by each Group Member does not infringe on the rights of any Person, except as could not reasonably be expected to have an Material Adverse Effect.

3.10   Taxes. Each Group Member has filed or caused to be filed all Federal, material state and all other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any such taxes, assessments, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no tax Lien has been filed, and, to the knowledge of the Loan Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

3.11   Federal Regulations.  No part of the proceeds of any Loans will be used for any purpose which violates the provisions of the Regulations of the Board of Governors. If reasonably requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in said Regulation U.

3.12   Labor Matters.  There are no strikes or other labor disputes against Holdings, the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Company or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company or the relevant Subsidiary.

3.13   ERISA.  Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Single Employer Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen with respect to any Single Employer Plan, during such five-year period.  The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single Employer Plan allocable to such accrued benefits by a material amount.  Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA.  No such Multiemployer Plan is in Reorganization or Insolvent.

3.14   Investment Company Act; Other Regulations.  No Loan Party is required to register as an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

3.15   Subsidiaries.  As of the Closing Date, (a) Schedule 3.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) except as set forth on Schedule 3.15, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees, directors or consultants and directors’ qualifying shares) of any nature relating to any Capital Stock of the Company or any Subsidiary, except as created by the Loan Documents.

3.16   Purpose of Loans.  The proceeds of the Loans shall be used to (i) finance a portion of the Merger, (ii) repay the Existing Credit Facilities and (iii) pay certain transactions costs, fees and expenses related to the Transactions and the financing thereof.

3.17   Environmental Matters.  (a) The facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law, except in either case insofar as such violations or liabilities, could not, in the aggregate, be expected to have a Material Adverse Effect.

(b)     The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Company or any of its Subsidiaries (the “Business”), which could interfere with the continued operation of the Properties or impair the fair saleable value thereof, except in either case insofar as such interferences or impairments, could not, in the aggregate, be expected to have a Material Adverse Effect.

(c)     No Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability under Environmental Laws with regard to any of the Properties or the Business, nor does the Company have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notices or threatened notices, could not, in the aggregate, be expected to have a Material Adverse Effect.

(d)     Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law, except insofar as any such violations or liabilities referred to in this paragraph, could not, in the aggregate, be expected to have a Material Adverse Effect.

(e)     No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business, except insofar as such proceedings, actions, decrees, orders or other requirements, could not, in the aggregate, be expected to have a Material Adverse Effect.

(f)      There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except insofar as any such violations or liabilities referred to in this paragraph, could not, in the aggregate, be expected to have a Material Adverse Effect.

3.18   Solvency.  Holdings and its consolidated subsidiaries, taken as a whole, are, and immediately after giving effect to the Transactions (other than the issuance of Take-Out Debt) and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be Solvent.

3.19   Accuracy of Information, etc.  No document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole and as modified or supplemented by other information so furnished prior to the Closing Date, contained as of the date such statement, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading; provided that with respect to projections and pro forma financial information contained in the materials referenced above the Company represents only that such projections and pro forma financial information was based upon good-faith estimates and assumptions believed by management of the Company to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, to the knowledge of the

Company, the representations and warranties contained in the Merger Documents are true and correct in all material respects.

3.20   Delivery of the Transaction Documents.  The Administrative Agent has received for itself and for each Lender a complete photocopy of the Merger Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof in any material respect.

3.21   Security Documents.  (a)   The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof enforceable against the Loan Parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 3.21(a) in appropriate form are filed in the offices specified on Schedule 3.21(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for their respective Obligations (as defined in the Guarantee and Collateral Agreement) to the extent a Lien on such Collateral can be perfected by the filing of a financing statement, by filings to be made with the FAA, by filings to be made in respect of Intellectual Property in the United States Patent and Trademark Office and the United States Copyright Office or, in the case of the Pledged Stock, by possession or control, in each case prior and superior in right to any other Person (except (x) in the case of Collateral constituting Pledged Stock, nonconsensual Liens permitted by Section 6.5 and (y) in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.5).

(b)     Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders enforceable against the Loan Parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof to the extent provided therein, and when the Mortgages are filed in the offices specified on Schedule 3.21(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof to the extent provided therein, as security for their respective Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (except that the security interest created in such real property and the Mortgaged Property may be subject to the Liens permitted by Section 6.5). Schedule 1.1B lists, as of the Closing Date, each parcel of owned real property located in the United States and held by the Company or any of its Subsidiaries that has a value, in the reasonable opinion of the Company, in excess of $2,500,000.

3.22  Section 1110.  The aircraft, engines and spare engines listed on Schedule 1.1C represent each of the Mortgaged Aircraft, engines and spare engines as of the Closing Date that were first placed in service prior to October 22, 1994.

SECTION 4.   CONDITIONS PRECEDENT

The agreement of each Lender to make the Initial Loan requested to be made by it is subject to the satisfaction on or prior to the Closing Date of the following conditions precedent:

(a)     Loan Documents.  The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Company with a counterpart for each Lender, (ii) for the account of each Lender requesting the same at least two Business Days prior to the Closing Date, a Loan Note conforming to the requirements hereof and executed by a duly authorized officer of the Company, (iii) the Warrant Agreement (including the registration rights agreement attached thereto) executed and delivered by a duly authorized officer of the Company and Holdings shall have executed and delivered to the Administrative Agent Warrants representing 8.5% of Holdings’ outstanding common equity on a fully diluted basis (other than with respect to options to be issued pursuant to the New ATA Holdings Inc. 2006 Long Term Incentive Plan), (iv) the Guarantee and Collateral Agreement to be entered into on the Closing Date, executed and delivered by a duly authorized officer of Holdings, IntermediateCo, the Company and the Subsidiary Guarantors and (v) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

(b)     Transactions, etc.  The following transactions shall have been consummated:

(i)     the acquisition of the Target by Affiliates of the Sponsor (the “Merger”) shall have been consummated in accordance with the Merger Documents, without giving effect to any waiver, amendment, supplement or other modification of any term or condition thereunder in any respect that is materially adverse to Holdings, the Company or the Lenders;

(ii)    Holdings shall have received at least $50,000,000 from the proceeds of equity issued by Holdings to funds managed by the Sponsor and other investors, and such proceeds shall have been contributed to the Company;

(iii)   Holdings shall have received at least $161,100,000 from the proceeds of Series A Preferred Stock issued by Holdings to funds managed by the Sponsor, and such proceeds shall have been directly or indirectly contributed to the Company to be used by the Company to (i) repay or otherwise satisfy certain Indebtedness owed by Holdings to certain Affiliates of the Sponsor and (ii) partially finance the cash requirements of the Merger; and

(iv)   (A) The Administrative Agent shall have received reasonably satisfactory evidence that (1) the Existing Credit Facilities (other than any letter of credit facility under the Wachovia Facility which shall be secured only by the deposits described in clause (xxiv) of the definition of Permitted Liens) shall have been terminated and all amounts thereunder shall have been paid in full and any outstanding letters of credit thereunder cash-collateralized and (2) the MP Bridge Loan Agreement and the MP Term Loan Agreement shall have been terminated and all amounts thereunder shall have been paid in full or otherwise satisfied and (B) arrangements reasonably satisfactory to the Administrative Agent shall have been made for the termination of all Liens granted in connection with the credit facilities described in clause (A) (other than Liens described in clause (xxiv) of the definition of Permitted Liens).

(c)     Payment of Fees.  All fees and invoiced expenses required to be paid on or before the Closing Date to the Administrative Agent and the Lenders shall have been paid or provision for payment thereof shall have been made.

(d)     Historical Financial Statements.  The Lenders shall have received the financial statements referred to in Section 3.1 and all other financial statements for completed or pending acquisitions by any Group Member that may be required under Regulation S-X of the Securities Act.

(e)     Solvency.  The Lenders shall have received a customary solvency certificate executed on behalf of Holdings by the chief financial officer of Holdings certifying that Holdings and its subsidiaries, taken as a whole, and immediately after giving effect to the Transactions (other than the issuance of Take-Out Debt), including the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be Solvent, in form reasonably satisfactory to the Administrative Agent.

(f)      [Intentionally omitted].

(g)     Legal Opinions.  The Administrative Agent shall have received the following legal opinions: (i) opinions from Cravath, Swaine & Moore LLP, special New York counsel to Holdings, substantially in the form of Exhibit F-1, (ii) opinions from Delaware counsel to Holdings and the Company, substantially in the form of Exhibit F-2, (iii) draft opinions from FAA counsel to Holdings and the Company, substantially in the form of Exhibit F-3, and.(iv) opinions from general counsel of ATA, substantially in the form of Exhibit F-4, (v) opinions from general counsel of Target, substantially in the form of Exhibit F-5, and (vi) if agreed by opining counsel, opinions delivered pursuant to the Merger Agreement, accompanied by reliance letters in favor of the Lenders.

(h)    Closing Certificate.  The Administrative Agent shall have received a certificate of the Company, dated the Closing Date, substantially in the form of Exhibit C.

(i)      Corporate Proceedings of the Loan Parties.  The Administrative Agent shall have received a copy of the resolutions of the board of directors of each Loan Party authorizing, as applicable, (i) the execution, delivery, and performance of this Agreement and the other Loan Documents and the Transaction Documents to which it is or will be a party as of the Closing Date, and (ii) in the case of the Company, the Loans to the Company, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded and are in full force and effect.

(j)      Incumbency Certificates of the Loan Parties.  The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of such Loan Party.

(k)     Governing Documents.  The Administrative Agent shall have received copies of the certificate or articles of incorporation and by-laws (or other similar governing documents serving the same purpose) of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

(l)      Representations and Warranties.  Each of the representations and warranties made in the Merger Agreement by or on behalf of the Target as are material to the interests of the Lenders (but only to the extent Holdings and the Company have a right to terminate their obligations under the Merger Agreement as a result of a breach of any such representation or warranty) and the Specified Representations shall be true and correct in all material respects on and as of the date of the borrowing of the Initial Loans as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date).

(m)    [Intentionally omitted].

(n)     Lien Searches; Perfection.  The following shall have been satisfied:

(i)     the Administrative Agent shall have received UCC searches conducted in the jurisdictions in which the Company and the Guarantors are incorporated or such other jurisdictions as the Administrative Agent may reasonably require and Lien searches conducted in the recording office of the FAA and, with respect to the applicable Mortgaged Aircraft, “priority search certificates” (as defined in the Regulations and Procedures for the International Registry), all as may be reasonably satisfactory to the Administrative Agent (dated as of a date reasonably satisfactory to the Administrative Agent), reflecting the absence of Liens and encumbrances on the assets of the Company and the Guarantors except for Liens permitted by Section 6.5, Liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent and Liens as to which arrangements for discharge reasonably satisfactory to the Administrative Agent shall have been made and the absence of registrations on the International Registry with respect to the applicable Mortgaged Aircraft other than the registrations contemplated herein, and (in the case of the searches conducted at the recording office of the FAA) indicating that the Company (or a Guarantor) is the registered owner of each of the aircraft which is intended to be covered by the Aircraft Mortgages;

(ii)    the Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof; and

(iii)   each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.5), shall be in proper form for filing, registration or recordation, provided that, notwithstanding anything in this clause (n) to the contrary, but without prejudice to the requirement set forth in Section 5.13 after the Closing Date, with respect to any Collateral the security interest in which may not be perfected by filing of a UCC financing statement or delivery of stock certificates, if the perfection of the Administrative Agent’s security interest in such collateral has not been accomplished prior to the Closing Date, then delivery of documents and instruments for perfection of such security interest shall not constitute a condition precedent to the availability of the Initial Loans.

(o)    Mortgages, etc.  (i) The Administrative Agent shall have received a Mortgage with respect to each Mortgaged Aircraft, including a Mortgage Supplement with respect to each Aircraft Mortgage, executed and delivered by a duly authorized officer of each party thereto.

(ii) With respect to Mortgaged Aircraft, the Administrative Agent shall have received (i) evidence of the filing for recordation with the FAA of each Aircraft Mortgage and Mortgage Supplement (together with any other necessary documents, instruments, affidavits or certificates) as the Administrative Agent may deem reasonably necessary to perfect and protect the Liens created thereby, including, without limitation, recordings and filings with the FAA, and all filings and recording fees and taxes in respect thereof shall have been duly paid, (ii) copies of the Entry Point Filing Forms, and (iii) evidence that all other action that the Administrative Agent may deem reasonably necessary to perfect and protect the Liens and security interests created under each Aircraft Mortgage and Mortgage Supplement has been taken.

Notwithstanding anything in this clause (o) to the contrary, but without prejudice to the requirement set forth in Section 5.13 after the Closing Date, with respect to any Collateral the security interest in which may not be perfected by filing of a UCC financing statement or delivery of stock certificates, if the perfection of the Administrative Agent’s security interest in such collateral has not been accomplished prior to the Closing Date, then delivery of documents and instruments for perfection of such security interest (including all documents described in clause (ii) above) shall not constitute a condition precedent to the availability of the Initial Loans.

(p)    Rating. The Initial Loans shall have received an implied rating from both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group.

The making of the Initial Loans by the Lenders hereunder shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Lender that each of the conditions precedent set forth in this Section 4 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

Notwithstanding anything in the Agreement or any other Loan Document to the contrary, (i) the only representations and warranties (and related defaults) relating to Target, its subsidiaries and their businesses the making of which shall be a condition to availability of the Initial Loans on the Closing Date shall be such of the representations made by Target in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that the Company has the right to terminate its obligations under the Merger Agreement as a result of a breach of such representations in the Merger Agreement, and (ii) the only other representations and warranties (and related defaults) made by the Loan Parties the making of which shall be a condition to availability of the Initial Loans on the Closing Date shall be the Specified Representations.

SECTION 5.  AFFIRMATIVE COVENANTS

Except as modified on the Initial Maturity Date as set forth in Section 9.1, the Company hereby agrees that, so long as the Commitments remain in effect, any Loan or Loan Note remains outstanding and unpaid, or any other amount is due and owing to any Lender or the Administrative Agent hereunder or under any of the other Loan Documents, the Company shall, and, in the case of the agreements contained in Sections 5.3 through 5.6, 5.8, 5.11 and 5.12, shall cause each of its Subsidiaries to:

5.1     Financial Statements.  Furnish to the Administrative Agent and each Lender:

(a)     as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a copy of the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

(b)     as soon as available, but in any event not later than (i) September 15, 2007 for the quarterly period ended June 30, 2007, (ii) November 15, 2007 for the quarterly period ending September 30, 2007 and (iii) 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings, beginning with the fiscal quarter ended March 31, 2008, the unaudited, consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows of Holdings and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes); and

(c)     as soon as available, but in any event not later than 45 days after the end of each month (other than a month the last day of which coincides with the last day of any fiscal quarter) of each fiscal year of the Company, copies of the internal management reports of the Company for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form (i) the corresponding figures for the Company for the previous year and (ii) the corresponding figures set forth in the relevant budgets required to be delivered in accordance with Section 5.2(b);

all such financial statements shall fairly present in all material respects in accordance with GAAP subject in the case of unaudited statements to normal year-end audit adjustments and the absence of notes) the consolidated financial position of Holdings and its Subsidiaries as of such date and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

5.2     Certificates; Other Information.  Furnish to the Administrative Agent for delivery to each Lender (or, in the case of clause (e), to the relevant Lender):

(a)     concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (which certificate may be limited to the extent required by such firm’s general accounting and auditing rules, policies or guidelines);

(b)     concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b), a certificate of a Responsible Officer (i) stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default existing at the date of such certificate except as specified in such certificate, (ii) stating that all such financial statements fairly present in all material respects in accordance with GAAP the consolidated financial position of Holdings its Subsidiaries as at the date thereof and the results of operations and cash flows for the period then ended (subject, in the case of interim statements, to normal year-end audit adjustment and the absence of notes) and have been prepared in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein), and (iii) to the extent not previously disclosed to the Administrative Agent, (1) a description of any change in the jurisdiction of organization of any Loan Party, (2) a list of any registered Intellectual Property acquired by any Loan Party and (3) a description of any Person that has become a Group Member, in each case since the date of the most recent report delivered pursuant to this clause (iii) (or, in the case of the first such report so delivered, since the Closing Date);

(c)     as soon as available, and in any event no later than 45 days after the end of each fiscal year of Holdings, the consolidated budget for the following fiscal year used internally by Holdings;

(d)     unless available pursuant to public filings, concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b), a narrative discussion and analysis of the financial condition and results of operations of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

(e)     within five days after the same are filed, copies of all periodic reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

(f)      promptly, such additional financial and other information as any Lender may from time to time reasonably request.

5.3     Payment of Obligations.  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature (excluding Indebtedness), except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves to the extent required by GAAP with respect thereto have been provided on the books of the relevant Group Member or (ii) the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

5.4     Maintenance of Existence; Compliance.  (a)(i) Preserve, renew and keep in full force and effect its organizational existence except, in the case of any Subsidiary of the Company, where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.9 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations (excluding Indebtedness) and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.5     Maintenance of Property; Insurance.  (a) Except if failure to do so could not reasonably be expected to have a Material Adverse Effect, keep all property material to the operation of its business in good working order and condition, ordinary wear and tear excepted.

(b) (i) Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business (in each case, after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Company and its Subsidiaries).

(ii) Promptly deliver to the Administrative Agent copies of any notices received from its insurers with respect to insurance programs required by the Terrorism Risk Insurance Act of 2002 (as extended by the Terrorism Risk Insurance Extension Act of 2005) and, if so requested by the Administrative Agent, procure and maintain in force the insurance that is offered in such programs to the same extent maintained by companies of the same or similar size in the same or similar businesses.

5.6     Inspection of Property; Books and Records; Discussions.  (a) Keep proper books of records and account in conformity in all material respects with GAAP; and (b) permit representatives of the Administrative Agent (who may be accompanied by representatives of the Lenders) (or during the continuance of an Event of Default, any Lender) to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable advance notice at any reasonable time on any Business Day and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with its independent certified public accountants in all cases subject to applicable law and the terms of any applicable confidentiality agreements not entered into for purposes of obstructing the operation of this Section 5.6.  The Administrative Agent and the Lenders shall give the Company the opportunity to participate in any discussions with the Company’s independent public accountants.

5.7     Notices.  Promptly (but in any event within five Business Days) after any Responsible Officer of the Company obtains knowledge thereof, give notice to the Administrative Agent of:

(a)     the occurrence of any continuing Default or Event of Default;

(b)     any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding which may exist at any time between any Group Member and any Governmental Authority, which in either case, could reasonably be expected to have a Material Adverse Effect;

(c)     any litigation or proceeding affecting any Group Member which relates to any Loan Document;

(d)     the following events, if, individually or in the aggregate, the liability that could reasonably be expected to result would be material to the Company and its Subsidiaries, taken as a whole: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Single Employer Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; and

(e)     the receipt by any Group Member of any complaint, order, citation, notice or other written communication from any Person with respect to the existence or alleged existence of a violation of any Environmental Laws or Materials of Environmental Concern or any other environmental, health or safety matter including the occurrence of any spill, discharge or release in a quantity that is reportable under any Environmental Law on any of the Properties but only to the extent that such complaint, order, citation, notice or written communication individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

5.8     Environmental Laws.  (a) Comply in all material respects with, and use reasonable best efforts to cause all tenants and subtenants, if any, in all material respects to comply with, all applicable Environmental Laws; and

(b)     Conduct and complete (or cause to be conducted and completed) all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and in a timely fashion comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except in each such case to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

5.9     Take-Out Financing.  (a) Take any action reasonably necessary or desirable so that the Investment Bank can, during the period referred to below, publicly sell or privately place, in one or more offerings or placements, the Take-Out Debt (so long as the Company is legally permitted to do so).  Subject to the other provisions of this Agreement, the Investment Bank, in its reasonable discretion after consultation with the Company, shall determine whether, and in which amounts, the Take-Out Debt shall be issued by the Company and/or Holdings and the amount of each series of Take-Out Debt to be issued if the Take-Out Debt is to be issued in a series of offerings and/or placements and the types or combinations of Take-Out Debt to be issued.  Upon notice by the Investment Bank (a “Securities Demand”), at any time and from time to time (x) after a reasonable marketing period (including a road show) but, unless the Take-Out Debt is to be issued on the Closing Date, no earlier than the 180th day following the Closing Date and (y) prior to the Initial Maturity Date (which notice may be given not more than twice) that, in its reasonable opinion, market conditions are such that the conditions specified in clauses (i) and (ii) of the following proviso can be satisfied, if all Loans shall not have been repaid in full or the commitments in respect thereof shall not have been terminated, the Company and Holdings will cause the issuance and sale of Take-Out Debt upon such terms and conditions as specified in the Securities Demand; provided that (i) the interest rate (whether floating or fixed) or dividend rate, as the case may be, shall be determined by the Investment Bank in light of the then prevailing market conditions for comparable securities but in no event shall the weighted average effective yield on the Take-Out Debt exceed 12.88% per annum (excluding the PIK Margin); (ii) the maturity of the Take-Out Debt shall be no less than eight years from the date of issuance thereof; (iii) the Investment Bank, in its reasonable discretion after consultation with the Company, shall determine whether the Take-Out Debt shall be issued through a public offering or a private placement; (iv) the Take-Out Debt will be issued pursuant to an indenture or other agreement or instrument that shall contain such terms, conditions and covenants as are typical and customary for similar financings and as are reasonably satisfactory in all respects to the Investment Bank, the Company and the Administrative Agent; and (v) all other arrangements with respect to the Take-Out Debt shall be reasonably satisfactory in all respects to the Investment Bank in light of the then prevailing market conditions.

(b)     The Company will give the Administrative Agent prior notice of its intention to file the registration statement or to effect a private placement of the Take-Out Debt.  The Company will notify the Administrative Agent promptly upon the receipt of any comments from the SEC in connection with the registration statement, will furnish the Administrative Agent with a copy of any written comments from the SEC, will respond in a reasonably prompt manner and appropriately to any such comments and will furnish a copy to the Administrative Agent of any such response to the SEC.

(c)     The Company will deliver (and, if applicable, cause Holdings to deliver) preliminary offering memoranda or preliminary prospectuses and other marketing materials relating to the Senior ATA Notes usable in a customary high-yield road show (with the industry section being written by Seabury Group or any other airline industry expert having similar qualifications), which shall be reasonably satisfactory to the Administrative Agent and shall comply with the rules and regulations (including Regulation S-X) of the Securities Act, and shall in any event include information that would be required in a registration statement on Form S-1 for an offering registered under the Securities Act, including without limitation the unaudited (or, in the case of fiscal years, audited) financial statements of the Company (and, if applicable, Holdings) for the most recent fiscal quarter or fiscal year then ended (each, a “Preliminary OM”) no later than (x) September 15, 2007 in the case of the Preliminary OM covering the fiscal quarter ended June 30, 2007, (y) November 15, 2007 in the case of the Preliminary OM covering the fiscal quarter ended September 30, 2007 and (z) 45 days after the end of each subsequent fiscal quarter (other than the fourth fiscal quarter of any fiscal year) and 90 days after the end of each fiscal year.

5.10   Exchange Notes.  (a) The Company shall, prior to the Initial Maturity Date, enter into the Indenture with a bank or trust company acting as indenture trustee thereunder (the “Trustee”), which shall be a corporation organized and doing business under the laws of the United States of America or any state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or state authority and which has a combined capital and surplus of not less than $500,000,000.

(b)     Following the Initial Maturity Date, the Company will, on or prior to the third Business Day following the written request (the “Exchange Request”) of any Lender execute, and cause the Trustee to authenticate, and deliver to such Lender in accordance with the Indenture an Exchange Note bearing interest as set forth therein in exchange for such Lender’s Loan dated the date of the issuance of such Exchange Note, registered in the name specified by such Lender, in the principal amount equal to 100% of the aggregate principal amount (including any accrued and unpaid interest not required to be paid in cash) of the Loans for which they are exchanged; provided that Lenders have given Exchange Requests with respect to Initial Loans or Term Loans in an aggregate principal amount equal to the lesser of $25,000,000 and 10% of the aggregate principal amount of the Initial Loans or Term Loans then outstanding.  Each Exchange Request shall specify the principal amount of the Loans to be exchanged pursuant to this Section 5.10, which shall be at least $1,000,000 and, if such Lender holds Loan Notes, be accompanied by the Loan Notes to be exchanged for Exchange Notes. Any Loan Notes delivered to Company under this Section 5.10 in exchange for Exchange Notes shall be canceled by the

Company and the corresponding amount of the Lender’s Loan deemed repaid and the Exchange Notes shall be governed by and construed in accordance with the terms of the Indenture.

(c)     If Exchange Notes are issued pursuant to the terms hereof, the holders of such Exchange Notes shall have the registration rights set forth the Registration Rights Agreement.

5.11   Use of Proceeds of the Take-Out Debt.  Use the net proceeds received by it from the sale of the Take-Out Debt to repay the Loans pursuant to Section 2.5(a).

5.12   Additional Collateral.  (a) With respect to any property acquired after the Closing Date by any Loan Party that constitutes Collateral under the Guaranty on Collateral Agreement (other than (x) any property described in paragraph (b), (c) or (d) below and (y) Excluded Property (as defined in the Guarantee and Collateral Agreement) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent reasonably requests, to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions reasonably requested by the Administrative Agent to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be requested by the Administrative Agent.

(b)     With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $2,500,000 acquired after the Closing Date by any Loan Party (other than (x) any such real property subject to a Lien expressly permitted under clause (x) of the definition of “Permitted Liens” and (y) real property acquired by any Excluded Foreign Subsidiary), promptly.(i) execute and deliver a first priority Real Estate Mortgage subject to Permitted Liens, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if reasonably requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount equal to the purchase price of such real property as well as current ALTA survey thereof, together with any surveyor’s certificate that exists and (y) use commercially reasonable efforts to obtain any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Real Estate Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(c)     With respect to any aircraft (including the related engines and spare engines) acquired after the Closing Date by any Loan Party that is not financed or to be financed by Aircraft Acquisition Debt (and any such Aircraft Mortgage shall provide for the release of such assets upon the incurrence of Aircraft Acquisition Debt or the entering into a Sale/Leaseback Transaction in respect of such assets in accordance with Sections 6.1 and 6.11), promptly (i) execute and deliver an Aircraft Mortgage in favor of the Administrative Agent, for the benefit of the Lenders, covering such assets, and the other documents referred to in Section 4(o)(ii), each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d)     With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by any Loan Party (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or desirable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions reasonably requested by the Administrative Agent to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments and (D) if such new Subsidiary owns any aircraft that is not financed or to be financed by Aircraft Acquisition Debt, execute and deliver an Aircraft Mortgage (which shall provide for the release of such assets upon the incurrence of Aircraft Acquisition Debt or the entering into a Sale/Leaseback Transaction in respect of such assets in accordance with Sections 6.1 and 6.11) in favor of the Administrative Agent, for the benefit of the Lenders, covering such property, and the other documents referred to in Section 4(o)(ii), each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(e)     With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Loan Party, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent reasonably requests to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Loan Party (provided that in no event shall more than 66% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action as may be reasonably requested by the Administrative Agent to perfect the Administrative Agent’s security interest therein, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

5.13   Post-Closing Matters.  (a) Within 60 days after the Closing Date or such longer period reasonably satisfactory to the Administrative Agent, the Company agrees to take or cause to be taken the actions to perfect the security interest in all items of Collateral, described in Section 4(n), Section 4(o) (including the delivery of the corresponding opinions from FAA counsel) and Schedule 3.21(a) of this Agreement and in Section 5.10 and Schedule 3 of the Guarantee and Collateral Agreement that were not completed on the Closing Date.

(b)     Within 30 days after the Closing Date or such longer period reasonably satisfactory to the Administrative Agent, the Company agrees to provide to the Administrative Agent (i) evidence of insurance complying with the requirements of Section 5.5(b) of this Agreement and Section 5.2 of the Guarantee and Collateral Agreement and (ii) an insurance broker’s or agent’s certificate certifying that the insurance coverage maintained by the Company and its Subsidiaries are endorsed or amended to include a “standard” or New York” lender’s loss payable endorsement and name the Administrative Agent as additional insured/loss payee, in each case in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, the certificates described above shall also provide that (i) the insurers thereunder shall waive all rights of subrogation against the Administrative Agent and the Lenders, any right of setoff or counterclaim and any other right to deduction, whether by attachment or otherwise; (ii) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of the Administrative Agent or the Lenders; and, (iii) if such insurance is cancelled for any reason whatsoever, including nonpayment of premium, or any changes are initiated by the Company or carrier which affect the interests of the Administrative Agent or the Lenders, such cancellation or change shall not be effective as to the Administrative Agent (on behalf of the Lenders) until thirty (30) days thereafter, except in the case of non-payment of premium, which shall not be effective as to the Administrative Agent or the Lenders until ten (10) days after such cancellation or change, in each case after receipt by the Administrative Agent (on behalf of the Lenders) of written notice sent by registered mail from such insurer.

(c)     No later than September 15, 2007 or such longer period reasonably satisfactory to the Administrative Agent, the Company shall provide to the Administrative Agent a five-year model reflecting updated accounting policies with respect to maintenance expenses.

5.14     Further Assurances.  Execute any and all further documents and instruments, and take all further actions, that the Administrative Agent may reasonably request, in order to create, grant, establish, preserve, protect and perfect the validity, perfection and priority of the Liens and security interests created or intended to be created by the Security Documents, to the extent required under this Agreement or the Security Documents, including, without limitation, amending, amending and restating, supplementing, assigning or otherwise modifying, renewing or replacing any Aircraft Mortgage or other agreements, instruments or documents relating thereto, in each case as may be reasonably requested by the Administrative Agent, in order to (i) create interests (including, but not limited to, International Interests, Assignments, Prospective International Interests, Prospective Assignments, Sales, Prospective Sales, Assignments of Associated Rights and Subordinations as each such term is defined in the Cape Town Convention) that may be registered and/or assigned under the Cape Town Convention, (ii) create, grant, establish, preserve, protect and perfect the Liens in favor of the Administrative Agent for the benefit of the Lenders to the fullest extent possible under the Cape Town Convention, including, where necessary, the subordination of other rights or interests and (iii) realize the benefit of the remedial provisions that are contemplated by the Cape Town Convention, subject to the provisions of the Aircraft Mortgages.

SECTION 6.  NEGATIVE COVENANTS

Except as modified on the Initial Maturity Date as set forth in Section 9.1, so long as any Loan or Loan Note remains outstanding and unpaid, or any other amount is due and owing to any Lender or the Administrative Agent hereunder or under any other Loan Document:

6.1     Limitation on Indebtedness.  (a) The Company shall not, and shall not permit any of its Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness), except:

(i)      Indebtedness represented by this Agreement, the Loan Notes, the Guarantees under the Guarantee and Collateral Agreement and other Guarantees by the Subsidiary Guarantors of Indebtedness Incurred in accordance with the provisions of this Agreement;

(ii)     Indebtedness of the Company owing to and held by any Subsidiary or Indebtedness of a Subsidiary owing to and held by the Company or any Subsidiary; provided,

however, that (A) if the Company is the obligor on such Indebtedness and a Subsidiary Guarantor is not the obligee, such Indebtedness is expressly subordinated in right of payment from and after such time as the Loans shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the prior payment in full in cash of all obligations with respect to the Loans, (B) if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company or a Subsidiary Guarantor is not the obligee, such Indebtedness constitutes a Guarantor Subordinated Obligation and (C)(1) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Subsidiary of the Company and (2) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the issuer thereof;

(iii)    Indebtedness represented by (x) the Take-Out Debt, (y) any Indebtedness (other than the Indebtedness described in clauses (i), (ii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xvii) of this Section 6.1(a)) outstanding on the Closing Date (including Aircraft Acquisition Debt outstanding on the Closing Date) and set forth on Schedule 6.1(a)(iii) and (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii);

(iv)    Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

(v)     the Incurrence by the Company or any of its Subsidiaries of (A) Indebtedness represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments, in each case Incurred to finance all or any part of the purchase price or cost of construction or improvement of aircraft, aircraft engines, spare parts, other aircraft-related equipment (including ground equipment), plant, equipment or property (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration but excluding Capital Stock or other Investments) acquired, constructed or improved in the ordinary course of business of the Company or such Subsidiary, and (B) Attributable Indebtedness, in an aggregate principal amount, including all Refinancing Indebtedness Incurred to refund, defease, renew, extend, refinance or replace any Indebtedness Incurred pursuant to this clause (v), not to exceed the sum of (1) any prepayment, repayment, redemption or other discharge or reduction of such Indebtedness or Attributable Indebtedness outstanding on the Closing Date or under Refinancing Indebtedness in respect thereof (other than with the proceeds of or in exchange for Refinancing Indebtedness) and (2) $10,000,000 at any time outstanding;

(vi)    Indebtedness Incurred in respect of workers’ compensation claims, health, disability or other employee benefits or insurance or self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Subsidiary in the ordinary course of business;

(vii)   Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Subsidiary in accordance with the terms of this Agreement, other than Guarantees by the Company or any Subsidiary of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the Company for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such

Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Subsidiaries in connection with such disposition;

(viii)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

(ix)    Indebtedness Incurred in satisfaction of “return condition” obligations of the Company or its Subsidiaries under aircraft leases in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

(x)     Indebtedness consisting of Indebtedness issued by the Company or any of its Subsidiaries to current or former officers, directors, consultants and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Capital Stock of the Company or any direct or indirect parent company of the Company to the extent described in Section 6.2(b)(v)(E), in an aggregate amount not to exceed $1,000,000 at any one time outstanding;

(xi)    Indebtedness of any of the Company and the Subsidiary Guarantors to credit card processors in connection with credit card processing services incurred in the ordinary course of business of the Company and the Subsidiary Guarantors;

(xii)   Aircraft Acquisition Debt and Capitalized Lease Obligations and Attributable Indebtedness in respect of Specified Aircraft;

(xiii)  To the extent constituting Indebtedness, judgments, decrees, attachments or awards not constituting an Event of Default under Section 7(g);

(xiv)  Indebtedness constituting Permitted Investments under clause (xvi) of the definition thereof;

(xv)   cash management obligations and other Indebtedness in respect of netting services, overdraft protection and similar arrangements in each case in connection with deposit accounts incurred in the ordinary course of business in connection with cash management activities;

(xvi)     Guarantees by (x) the Company or Subsidiary Guarantors of Indebtedness Incurred by the Company or a Subsidiary Guarantor in accordance with this Agreement; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Loans or the Subsidiary Guarantee, as the case may be, and (y) in accordance with this Agreement;

(xvii)    Indebtedness in respect of letters of credit issued in the ordinary course of business, which shall include Indebtedness in respect of letters of credit issued pursuant to the LC Credit Facility or the Wachovia Facility, in an aggregate amount of up to $30,000,000 outstanding at any time, such Indebtedness being secured only by deposits described in clause (xxiv) of the definition of Permitted Liens; and

(xviii) other Indebtedness which (x) is unsecured or (y) if secured, is secured only by nonconsensual Permitted Liens imposed by operation of law or, if in the form of letters of credit, secured only by deposits described in clause (xxiv) of the definition of Permitted Liens, in an aggregate principal amount not exceeding $25,000,000 at any time outstanding.

(b)     Notwithstanding the foregoing, the Company shall not Incur any Indebtedness under Section 6.1(a) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Loans to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor shall Incur any Indebtedness under Section 6.1(a) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under its Guarantees under the Guarantee and Collateral Agreement to at least the same extent as such Subordinated Indebtedness.  No Subsidiary (other than a Subsidiary Guarantor) may Incur Indebtedness if the proceeds are used to refinance Indebtedness of the Company or a Subsidiary Guarantor.

(c)     For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(i)      in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 6.1, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and may later classify such item of Indebtedness in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness in one of such clauses;

(ii)     guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(iii)    the principal amount of any Disqualified Stock of the Company or a Subsidiary, or Preferred Stock of a Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(iv)    Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(v)     the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.  For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term

Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.  Notwithstanding any other provision of this Section 6.1, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

6.2     Limitation on Restricted Payments.  (a) The Company shall not, and shall not permit any Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) except dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company and except dividends or distributions payable to the Company, another Subsidiary or to each other owner of Capital Stock of such Subsidiary based on their relative ownership interests of the relevant class of Capital Stock, (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock)); (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (x) Indebtedness of the Company owing to and held by any Subsidiary Guarantor or Indebtedness of a Subsidiary Guarantor owing to and held by the Company or any other Subsidiary Guarantor permitted under Section 6.1(a)(iii) or (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement), or (iv) make any Restricted Investment in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (i) through (iv) being herein referred to as a “Restricted Payment”).

(b)     The provisions of Section 6.2(a) shall not prohibit:

(i)      any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company or Holdings (to the extent that Holdings contributes the proceeds of such substantially concurrent sale to the Company as common equity capital) (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

(ii)     any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to Section 6.1 and that in each case constitutes Refinancing Indebtedness;

(iii)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 6.1 and that in each case constitutes Refinancing Indebtedness;

(iv)    repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;

(v)     cash dividends, distributions, loans or other transfers directly or indirectly to Holdings in amounts equal to:

(A)     the amounts required for Holdings and IntermediateCo to pay any Federal, state or local income taxes to the extent that such income taxes are directly attributable to the income of the Company and its Subsidiaries;

(B)     the amounts required for Holdings and IntermediateCo to pay franchise taxes and other fees required to maintain their respective legal existence;

(C)     an amount to permit Holdings and IntermediateCo to pay their respective corporate overhead expenses incurred in the ordinary course of business, and to pay salaries or other compensation of employees, directors and consultants who perform services for Holdings, IntermediateCo and the Company;

(D)     fees and expenses related to any unsuccessful equity or debt offering or other financing transaction of, or otherwise payable in connection with the Transactions and in accordance with Section 6.2(b)(vi) below by, such parent entity; and

(E)      the amounts required by Holdings to permit Holdings to pay for the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock of the Company or any direct or indirect parent of the Company held by any existing, former or future employees, management, consultants or directors of the Company or Holdings or any Subsidiary of the Company or their assigns, estates or heirs, (or loans or cash dividends distributed to Holdings for the purpose of consummating such purchase, redemption or other acquisition, cancellation or retirement for value), in each case in connection with the repurchase provisions under employee, director or consultant stock option or stock purchase agreements or any other employee or director benefit plan or agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed $5,000,000 in the aggregate during any calendar year and $10,000,000 in the aggregate for all such redemptions and repurchases, plus to the extent not previously applied the amount of any capital contributions to the Company as a result of sales of Capital Stock of the Company or any direct or indirect parent of the Company to such persons, provided, further, that cancellation of Indebtedness owing to the Company or any Subsidiary from members of management of the Company, any of the Company’s direct or indirect parent companies or any of the Company’s Subsidiaries in connection with a repurchase of Capital Stock of the Company or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Section 6.2 or any other provision of this Agreement; and

(F)      the amounts required by Holdings to permit Holdings to make all payments required pursuant to the terms of any Take-Out Debt issued by Holdings.

(vi)    any payments made in connection with the Transactions pursuant to the Merger Agreement and any other agreements or documents related to the Transactions and set forth on Schedule 6.2(b)(vi) in effect on the Closing Date (without giving effect to subsequent amendments, waivers or other modifications to such agreements or documents).

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment.

6.3     Limitation on Restrictions on Distributions from Subsidiaries.  The Company shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock); (ii) make any loans or advances to the Company or any Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Subsidiary to other Indebtedness Incurred by the Company or any Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or (iii) transfer any of its property or assets to the Company or any Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (i) or (ii) above); except:

(a)     any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Closing Date and identified on Schedule 6.3(a), including, without limitation, this Agreement and the Security Documents;

(b)     any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) above or this clause (b) or contained in any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clause (a) above or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Subsidiary contained in any such agreement are no less favorable in any material respect, taken as a whole, to the Lenders than the encumbrances and restrictions contained in such agreements referred to in clause (a) above on the Closing Date or the date such Subsidiary became a Subsidiary or was merged into a Subsidiary, whichever is applicable;

(c)     in the case of clause (iii) of the lead-in paragraph of this Section 6.3, any encumbrance or restriction:

(x)       that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

(y)      contained in mortgages, pledges or other security agreements permitted under this Agreement securing Indebtedness of the Company or a Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

(z)       pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Subsidiary;

(d)     (i) purchase money obligations for property acquired in the ordinary course of business and (ii) Capitalized Lease Obligations permitted under this Agreement, in each case, that impose encumbrances or restrictions of the nature described in clause (iii) of the lead-in paragraph of this Section 6.3 on the property so acquired;

(e)     any restriction with respect to a Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of the Capital Stock or assets of such Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(f)      net worth provisions in leases and other agreements entered into by the Company or any Subsidiary in the ordinary course of business;

(g)     encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(h)     encumbrances or restrictions contained in indentures or debt instruments or other debt arrangements Incurred or Preferred Stock issued by Subsidiary Guarantors in accordance with Section 6.1 that are not more restrictive, taken as a whole, than those applicable to the Company in this Agreement on the Closing Date (which results in encumbrances or restrictions comparable to those applicable to the Company at a Subsidiary level);

(i)      restrictions on cash or other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

(j)      customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture; and

(k)     customary provisions contained in leases and other agreements, in each case entered into in the ordinary course of business.

6.4     Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any of its Subsidiaries to, make any Asset Disposition unless:  (i) the Company or such Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the property or asset subject to such Asset Disposition; (ii) prior to the Initial Maturity Date, 100%, and from and after the Initial Maturity Date, at least 80% of the consideration from such Asset Disposition received by the Company or such Subsidiary, as the case may be, is in the form of cash or Cash Equivalents and 100% of the Net Available Cash therefrom is deposited directly by the Company (or the Subsidiary that owned the sold assets, as the case may be) into a segregated Collateral Account, under the sole control of the Administrative Agent, that includes only proceeds from Asset Dispositions and interest earned thereon (“Collateral Account”) and is free from all other Liens, all on terms and pursuant to arrangements reasonably satisfactory to the Administrative Agent in its reasonable determination (which may include, at the Administrative Agent’s reasonable request, customary officer’s certificates and opinions of counsel and shall include release provisions requiring the Administrative Agent to release deposits in the Collateral Account as requested to permit the Company or its Subsidiaries to apply such Net Available Cash in the manner described in the immediately succeeding paragraph below, unless the Administrative Agent has received written notice that an Event of Default has occurred and is continuing); and (iii) the remaining consideration from such Asset Disposition that is not in the form of cash or Cash Equivalents is thereupon with its acquisition pledged as Collateral to secure the Loans and the Guarantees under the Guarantee and Collateral Agreement on a first-priority basis.

(b)     An amount equal to 100% of the Net Available Cash deposited into the Collateral Account from any Asset Dispositions may be withdrawn by the Company (or such Subsidiary, as the case may be) to be invested by the Company or such Subsidiary in Additional Assets constituting Collateral to be owned by the Company or a Subsidiary Guarantor within 365 days of the date of such Asset Disposition and the Administrative Agent shall promptly be granted a perfected first-priority security interest on all such Additional Assets as Collateral under the Security Documents to secure the Loans and the Guarantees under the Guarantee and Collateral Agreement on terms and pursuant to arrangements reasonably satisfactory to the Administrative Agent in its reasonable determination (which may include, at the Administrative Agent’s reasonable request, customary officer’s certificates and legal opinions.

(c)     In addition, upon receipt of any Net Available Cash from a Casualty Event, the Company (or the Subsidiary that owned those assets, as the case may be) shall treat such Net Available Cash as if it were proceeds of an Asset Disposition and apply such proceeds in accordance with this Section 6.4(a).

(d)     If on or prior to the Initial Maturity Date, the Company shall determine that it will not or does not intend to use any amount then deposited in the Collateral Account to invest, or to have a Subsidiary invest, in Additional Assets, the Company shall apply such amount toward the prepayment of the Loans in accordance with Section 2.5.

6.5     Limitation on Liens.  The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries), whether owned on the Closing Date or acquired after that date, which Lien is securing any Indebtedness; provided that the Company and its Subsidiaries may incur Liens (in addition to Permitted Liens) securing Indebtedness on property or assets that are not Collateral if the Loans and the Guarantees under the Guarantee and Collateral Agreement are equally and ratably secured by a Lien on such property or assets or are secured by a Lien on such property or assets that is senior in right of priority to such Liens.

6.6     Limitation on Affiliate Transactions.  (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate consideration in excess of $20,000,000, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate consideration in excess of $30,000,000 prior to the Initial Maturity Date and $40,000,000 thereafter, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

(b)      The foregoing provisions of Section 6.6(a) shall not apply to:

(i)      transactions between or among the Company and its Subsidiaries;

(ii)     any Permitted Investment and any Restricted Payment permitted to be made pursuant to Section 6.2;

(iii)    any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee or directors benefits plans and/or indemnity provided on behalf of officers and employees;

(iv)    payments, advances or loans (or cancellation of loans) to employees, officers or directors of the Company, any of its direct or indirect parent companies or any Subsidiary of the Company in the ordinary course of business consistent with past practices in an aggregate amount not in excess of $1,000,000 with respect to all loans or advances made since the Closing Date (without giving effect to the forgiveness of any such loan);

(v)     Guarantees issued by the Company or a Subsidiary for the benefit of the Company or a Subsidiary, as the case may be, in accordance with Section 6.1;

(vi)    the payment of customary compensation, benefits, and reimbursement of reasonable out-of-pocket expenses to, and indemnities provided for the benefit of, officers, directors, employees or consultants of the Company, any of its direct or indirect parent companies or any of its Subsidiaries;

(vii)   the existence of, and the performance of obligations of the Company or any of its Subsidiaries under the terms of any agreement to which the Company or any of its Subsidiaries is a party as of or on the Closing Date and identified on Schedule 6.6(b), including, without limitation, the Merger Documents, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Closing Date will be permitted to the extent that its terms taken as a whole are not more disadvantageous to the Lenders than the terms of the relevant agreements in effect on the Closing Date;

(viii)  any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith;

(ix)    any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Company or a Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition or merger, or any amendment thereto (so long as any such amendment is not disadvantageous to the Lenders in the good faith judgment of the Board of Directors of the Company when taken as a whole as compared to the applicable agreement as in effect on the date of such acquisition or merger); and

(x)     transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, in each case which are fair to the Company and its Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party.

6.7     Change of Control.  Upon a Change of Control, the Company shall immediately prepay the Loans and pay accrued and unpaid interest thereon, if any, to the date of prepayment.

6.8     Limitation on Sale of Voting Stock of Subsidiaries.  The Company will not, and will not permit any Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Subsidiary or, with respect to a Subsidiary, to issue any of its Voting Stock (other than, if necessary, shares of its Voting Stock constituting directors’ qualifying shares) to any Person except (i) to the Company or a Subsidiary; or (ii) in compliance with Section 6.4 and immediately after giving effect to such issuance or sale, such Subsidiary continues to be a Subsidiary. Notwithstanding the foregoing, the Company may sell all the Voting Stock of a Subsidiary as long as the Company complies with the terms of Section 6.4.

6.9     Merger, Consolidation, etc.  Neither the Company nor any of its Subsidiaries may merge with or consolidate with any other Person, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets or liquidate, wind up or dissolve itself except that, (i) any Subsidiary may merge into or consolidate with the Company in a transaction in which the Company is the surviving corporation or sell or transfer all or substantially all of its assets to the Company (upon voluntary liquidation or otherwise), (ii) any Subsidiary may merge into or consolidate with or sell all or substantially all of its assets to, any other Subsidiary in a transaction in which the surviving entity or transferee is a Subsidiary and no Person other than the Company or a Subsidiary receives any consideration, (iii) any Subsidiary may merge with any other Person in order to effect a Permitted Investment; provided that the continuing or surviving Person shall be a Subsidiary; (iv) the Company and the Subsidiaries may consummate the Merger and the Transactions; and (v) a merger, dissolution, liquidation, consolidation or disposition, the purpose of which is to effect a disposition in compliance with Section 6.4 shall be permitted.

For purposes of this Section 6.9, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

6.10   Limitation on Lines of Business.  Company shall not, and shall not permit any Subsidiary to, engage in any business other than a Related Business.

6.11   Limitation on Sale/Leaseback and Aircraft Lease Transactions.  Company shall not, and shall not permit any Subsidiary to, enter into any Sale/Leaseback Transaction or Aircraft Lease Transaction unless: (i) in the case of a Sale/Leaseback Transaction, the Company or such Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the fair market value (as evidenced by a resolution of the Board of Directors of the Company) of the property subject to such transaction; (ii) the Company or such Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction or Aircraft Lease Transaction pursuant to Section 6.1 (it being understood that a Sale/Leaseback Transaction may constitute Aircraft Acquisition Debt); and (iii) in the case of a Sale/Leaseback Transaction, such Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of this Agreement described under Section 6.4 (including the provisions concerning the application of Net Available Cash within the time periods set forth therein) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such Section 6.4.

6.12   Payments for Consent.  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Loans unless such consideration is offered to be paid and is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 7. EVENTS OF DEFAULT

Except as modified on the Initial Maturity Date as set forth in Section 9.1, if any of the following events shall occur and be continuing:

(a)   default in the payment of any principal of any Loan when due in accordance with the terms hereof, or the failure to redeem, prepay or purchase Loans when required pursuant to this Agreement or any Note; or the failure to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)   any representation or warranty made or deemed made by the Company or any Guarantor herein or in any other Loan Document or which is contained in any certificate, document, or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c)   the Company shall default in the observance or performance of any agreement contained in Section 5.9(a), 5.9(b) or 5.10 or Section 6; or

(d)   the Company or any Guarantor shall default in the observance or performance of any other agreement contained in this Agreement or the Guarantee and  Collateral Agreement (other than as provided in paragraphs (a) through (c) of this Section 7), and such default shall continue unremedied for a period of 30 days after notice to the Company from the Administrative Agent or the Required Lenders; or

(e)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), other than Indebtedness owed to the Company or a Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of this Agreement, which default (i) is caused by a failure to pay principal of, or premium, if any, or interest on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness unless being contested in good faith by appropriate proceedings (“Payment Default”) or (ii) has resulted in the acceleration of such Indebtedness prior to its maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10,000,000 or more; or

(f)   (i) the Company, any Significant Subsidiary or group of Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary, shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it or them, or seeking to adjudicate it or them a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or them or its or their debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or them or for all or any substantial part of its or their assets, or the Company, any Significant Subsidiary or group of Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary, shall make a general assignment for the benefit of its or their creditors; or (ii) there shall be commenced against the Company, any Significant Subsidiary or group of Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary, any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company, any Significant Subsidiary or group of Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its or their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company, any Significant Subsidiary or group of Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary, shall take any corporate action in furtherance of, or indicating its or their consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company, any Significant Subsidiary or group of Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary, shall be generally unable to, or shall admit in writing its or their inability generally to, pay its or their debts as they become due; or

(g)   one or more judgments or decrees not fully paid or covered by insurance or indemnity agreements shall be entered against the Company, any Significant Subsidiary or group of Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary, involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(h)   the Guarantee under the Guarantee and Collateral Agreement of any Significant Subsidiary or group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary, or any Security Document, ceases to be in full force and effect (except as contemplated by the terms of this Agreement) or is declared null and void in a judicial proceeding or any of the Company or any Subsidiary Guarantor denies or disaffirms its obligations under this Agreement or any other Loan Document to which it is a party; or

(i)   with respect to any Collateral having a fair market value in excess of $10,000,000, individually or in the aggregate, (A) the security interest under the Security Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with their terms and the terms of this Agreement and other than the satisfaction in full of all obligations secured thereby (other than as a result of any action or inaction on the part of the Administrative Agent), (B) the security interest created under the Guarantee and Collateral is declared invalid or unenforceable, provided that in the event that the security interest under any Real Estate Mortgage is declared invalid or unenforceable, it shall not be an Event of Default if a claim is successfully made under the title insurance policy, if any, applicable to such Real Estate Mortgage, and the Administrative Agent receives the proceeds therefrom in an amount equal to the lesser of the then fair market value of the property then subject to such Real Estate Mortgage or the maximum aggregate amount, if any, secured by such Real Estate Mortgage or (C) the Company or any Subsidiary Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable; or

(j)   (i) any Single Employer Plan shall suffer an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA) or, after the effectiveness of the Pension Protection Act of 2006, any Single Employer Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; (ii) any Plan is or shall have been terminated or is the subject of termination proceedings under Title IV of ERISA, or, after the effectiveness of the Pension Protection Act of 2006, any Multiemployer Plan is in endangered or critical status within the meaning of Section 305 of ERISA (including the giving of written notice thereof); (iii) a trustee shall be appointed by a United States district court to administer any Single Employer Plan; (iv) the PBGC shall institute proceedings to terminate any Single Employer Plan; (v) the Company or any Subsidiary or any Commonly Controlled Entity shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed liability to such Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan (as such terms are defined in Part I of Subtitle E of Title IV of ERISA, hereinafter “Withdrawal Liability”) and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; or (v) the Company, any Subsidiary or any Commonly Controlled Entity shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Single Employer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all such events or conditions, if any could reasonably be expected to have a Material Adverse Effect; or

(k)   Holdings or IntermediateCo shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to (w) its ownership of the Capital Stock of IntermediateCo or the Company, as the case may be, and the management of the business of, and the provision of services to, IntermediateCo or the Company, as the case may be, and its Subsidiaries, (x) maintenance of its legal existence and compliance with applicable Laws, (y) the performance of the Loan Documents, documents in respect of Take-Out Debt, and documents governing the terms of its Capital Stock or entered into with the holders of its Capital Stock with respect thereto and (z) any offerings of its Capital Stock, (ii) incur, create, assume or suffer to exist any Indebtedness or other financial obligations, except (1) nonconsensual obligations and immaterial obligations, (2) obligations pursuant to the Loan Documents to which it is a party, (3) obligations in connection with the Take-Out Debt, (4) obligations with respect to its Capital Stock and, (5) obligations related to its existence and permitted business and activities specified in this clause (k), or (iii) own, lease, manage or otherwise operate any properties or assets other than the ownership of shares of Capital Stock of, and management of the business of, and the provision of services to, IntermediateCo or the Company, as the case may be, cash and cash equivalents and de minimis amounts of other assets incidental to the conduct of its business, then, and in any such event, (A) if such event is an Event of Default specified in clause (i), (ii) or (iii) of paragraph (f) of this Section with respect to the Company, the Loans (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 8. THE AGENTS

8.1   Appointment.  Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

8.2   Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

8.3   Exculpatory Provisions.  Neither any Agent nor any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan

Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

8.4   Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Loans as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

8.5   Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

8.6   Non-Reliance on Agents and Other Lenders.  Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of any Loan Party or any affiliate of any Loan Party, shall be deemed to constitute any representation or warranty by such Agent to any Lender.  Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of any Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates.

8.7   Indemnification.  The Lenders agree to indemnify each Agent and its officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section 8.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

8.8   Agent in Its Individual Capacity.  Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent hereunder.  With respect to the Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

8.9   Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to the Lenders and the Company. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(f) with respect to the Company shall have occurred and be continuing) be subject to the approval of the Company (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 and of Section 9.5 shall continue to inure to its benefit.

8.10   Documentation Agent.  The Documentation Agent shall not have any duties or responsibilities hereunder in its capacity as such.

SECTION 9. MISCELLANEOUS

9.1   Amendments and Waivers.  (a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement, or modification shall (i) (A) reduce the amount or extend the scheduled date of maturity of any Loan or of any mandatory prepayment thereof, (B) reduce the stated rate of any interest thereon or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender’s Commitment or (C) restrict the right of each Lender to exchange Term Loans, or Initial Loans on the Initial Maturity Date, for Exchange Notes or amend the rate of such exchange, in each case without the written consent of each Lender directly affected thereby, (ii) (A) amend, modify, or waive any provision of this Section 9.1, (B) reduce the percentage specified in the definition of Required Lenders, (C) consent to the assignment or transfer by the Company of any of its rights and obligations under the Loan Documents except as expressly permitted hereby, (D) amend, modify or waive any provision in the Exchange Notes that requires (or would, if any Exchange Notes were outstanding, require) the approval of all holders of Exchange Notes, in each case without the consent of all of the Lenders or (E) release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement, other than in accordance with the terms thereof, in each case, without the consent of all Lenders, or (iii) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company and the other Loan Parties, the Lenders, the Administrative Agent, and all future holders of the Loans.  In the case of any waiver, the Company and the other Loan Parties, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

(b)   In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (a) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Company may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.6), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (c) the Company or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.6.

(c) Notwithstanding anything in clause (a) above or in this Agreement and the other Loan Documents to the contrary, without notice to or the consent of any Lender, the Administrative Agent or the Company, immediately following the Initial Maturity Date:

(i) the affirmative covenants set forth in Section5 (other than (A) Section 5.10 (Exchange Notes) and (B) for so long as any Loans are outstanding, Section 5.1 (Financial Statements), Section 5.2 (Certificates; Other Information), Section 5.12 (Additional Collateral) and Section 5.14 (Further Assurances)) shall be deemed deleted;

(ii) the negative covenants set forth in Section6 shall be deemed to have been automatically replaced by the corresponding covenants set forth in the Description of Exchange Notes; provided that the covenant corresponding to Section 6.7 (Change of Control) shall continue to apply with respect to outstanding Term Loans with such appropriate changes to conform to the “Change of Control” provision of the Indenture, and

(iii) the Events of Default and remedies set forth in Section7 shall be deemed to have been automatically replaced by the defaults and remedies described in the Description of Exchange Notes under the heading “Events of Default,”

each as applicable, which replacement provisions, along with the relevant defined terms used therein for the purposes thereof, will thereupon be deemed incorporated by reference herein, with references therein to the “Issuer” and the “Trustee” being deemed to be references to the “Company” and the “Administrative Agent,” respectively, and with such other modifications to this Agreement necessary to give effect to the foregoing; in furtherance of the foregoing, the Administrative Agent will, at the request of the Company, enter into such technical amendments to the Loan Documents reasonably necessary to effect the foregoing and to secure the Exchange Notes with the Collateral ratably with the Loans; provided that following the Initial Maturity Date, (i) the proceeds of any mandatory prepayment event set forth in Section 2.5 shall continue to be applied in accordance with Section 2.5, and (ii) the Collateral securing the Exchange Notes shall be subject to the limitations described in Exhibit B with respect to the exclusion from Collateral of Capital Stock of a Subsidiary to the extent inclusion would require Holdings or the Company to file with the SEC separate financial statements of such Subsidiary.

9.2   Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Company:                                                                                                               New ATA Acquisition Inc.
7337 West Washington Street
Indianapolis, IN 46231
Attention:  General Counsel
Telecopy:   (317) 282-7091
Telephone: (317) 282-7006

Administrative Agent:                                              JPMorgan Chase Bank, N.A.
1111 Fannin Street, Floor 10
Houston, TX 77002-6925
Attention:   Daniel Blazei
Telecopy:   (713) 750-2938
Telephone: (713) 750-7924

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

9.3   No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4   Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

9.5   Payment of Expenses and Taxes.  The Company agrees (a) to pay or reimburse the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Company prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate; provided that the Company shall not be liable for any costs and expenses described in this clause (a) in the event that the funding of the Initial Loans does not occur on the Closing Date, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits and related reasonable out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever arising out of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Company shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.  Without limiting the foregoing, and to the extent permitted by applicable law, the Company agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee.  All amounts due under this Section 9.5 shall be payable not later than 10 days after written demand therefor.  Statements payable by the Company pursuant to this Section 9.5 shall be submitted to the General Counsel (Telephone No. (317) 282-7006) (Telecopy No. (317) 282-7091), at the address of the Company set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Company in a written notice to the Administrative Agent. The agreements in this Section 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

9.6   Successors and Assigns; Participations and Assignments.  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b)   (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it) with the prior written consent of the Administrative Agent, provided that no consent of the Administrative Agent shall be required of all or any portion of any Loan to a Lender, an affiliate of a Lender or an Approved Fund.

(ii)   Assignments shall be subject to the following additional conditions:

(A)   except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Administrative Agent otherwise consents, provided that such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B)   (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent; and

(C)   the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(ii)   Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.9, 2.10, 2.11 and 9.5).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iii)   The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Company, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(iv)   Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)  (i)  Any Lender may, without the consent of the Company or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Company, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 9.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.9, 2.10 and 2.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7(b) as though it were a Lender, provided such Participant shall be subject to Section 9.7(a) as though it were a Lender.

(ii)   A Participant shall not be entitled to receive any greater payment under Section 2.9 or 2.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent.  Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.10 unless such Participant complies with Section 2.10(d).

(d)   Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto. The Company, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in this paragraph (d).

 (e)  (i)  To the extent requested by any Lender, the Company shall execute and deliver to such Lender an Initial Note dated the Closing Date substantially in the form of Exhibit I-1 hereto to evidence the portion of the Initial Loan made by such Lender and with appropriate insertions (“Original Initial Notes”).  On each Interest Payment Date prior to the Cash Pay Date, to the extent requested by any Lender, the Company shall execute and deliver to such Lender on such Interest Payment Date a note dated such Interest Payment Date substantially in the form of Exhibit I-1 hereto in a principal amount equal to such Lender’s pro rata portion of the PIK Interest Amount and with other appropriate insertions

(each a “Subsequent Initial Note” and, together with the Original Initial Notes, the “Initial Notes”). A Subsequent Initial Note shall bear interest from the date of its issuance at the same rate borne by all Initial Notes at the date of issuance and from time to time thereafter.

(ii)   Unless converted to an Exchange Note and, to the extent requested by any Lender, the Company shall execute and deliver to such Lender a Term Note dated the Initial Maturity Date substantially in the form of Exhibit I-2 hereto to evidence the Term Loan made on such date, in the principal amount of the Initial Notes held by such Lender on such date and with other appropriate insertions (collectively, the “Original Term Notes”).  On or after the Initial Maturity Date, on each Interest Payment Date prior to the Cash Pay Date, to the extent requested by any Lender, the Company shall execute and deliver to such Lender on such Interest Payment Date a Term Note dated such Interest Payment Date substantially in the form of Exhibit I-2 hereto in a principal amount equal to such Lender’s pro rata portion of the PIK Interest Amount and with other appropriate insertions (each a “Subsequent Term Note” and, together with the Original Term Notes, the “Term Notes”).  A Subsequent Term Note shall bear interest from the date of its issuance at the same rate borne by all Term Notes at the date of issuance and from time to time thereafter.

(iii)   On or prior to the effective date of any Assignment and Assumption, the assigning Lender shall surrender any outstanding Loan Notes held by it all or a portion of which are being assigned, and the Company, at its own expense, shall, upon a request to the Administrative Agent by the assigning Lender or the Assignee, as applicable, execute and deliver to the Administrative Agent (in exchange for outstanding Loan Notes of the assigning Lender, if any) a new Loan Note to the order of such Assignee in an amount equal to the amount of such Assignee’s Loans after giving effect to such Assignment and Acceptance and, if the assigning Lender has retained a Loan hereunder, a new Loan Note, to the order of the assigning Lender in an amount equal to the amount of such Lender’s Loans after giving effect to such Assignment and Acceptance. Any such new Loan Notes shall be dated the Closing Date and shall otherwise be in the form of the Loan Note replaced thereby.  Any Loan Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Company marked “cancelled”.

9.7   Adjustments; Set-off.  (a) Except to the extent that this Agreement, any other Loan Document or a court order expressly provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a “Benefitted Lender”) shall at any time receive any payment of all or part of its Loans or interest thereon (other than in connection with an assignment made pursuant to Section 9.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)  In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Company. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

9.8   Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

9.9   Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.10   Integration.  This Agreement and the other Loan Documents represent the entire agreement of the Company, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.11   GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.12   Submission To Jurisdiction; Waivers.  The Company hereby irrevocably and unconditionally:

(a)   submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)   consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court or forum and agrees not to plead or claim the same;

(c)   agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company, at the address specified in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)   agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)   waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

9.13   Acknowledgements.  The Company hereby acknowledges that:

(a)   it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)   neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Company, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

(c)   no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company and the Lenders.

9.14   WAIVERS OF JURY TRIAL.  THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.15   Confidentiality.  (a) Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (i) to the Administrative Agent, any other Lender or any affiliate thereof, (ii) subject to an agreement for the benefit of the Company to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Currency Agreement or Interest Rate Agreement (or any professional advisor to such counterparty), (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential pursuant to the terms hereof), (iv) upon the request or demand of any Governmental Authority, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) if requested or required to do so in connection with any litigation or similar proceeding, (vii) that has been publicly disclosed other than as a result, to the knowledge of the Administrative Agent or such Lender, of a breach of this Section 9.15, (viii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any information relating to the Loan Parties received by it from such Lender), or (ix) in connection with the exercise of any remedy hereunder or under any other Loan Document.

(b)   Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Company and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

(c)   All information, including requests for waivers and amendments, furnished by the Company or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Company and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Company and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

9.16   Releases of Guarantees and Liens.  (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.1) to take any action requested by the Company having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.1 or (ii) under the circumstances described in paragraph (b) below.

(b)   At such time as the Loans and the other obligations under the Loan Documents (other than obligations under or in respect of any Currency Agreement or Interest Rate Agreement and contingent reimbursement and indemnification obligations not yet accrued and payable) shall have been paid in full, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

(c)   The Lenders irrevocably agree:

(i) that any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall be automatically released (x) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than a Loan Party, (y) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such greater number of Lenders as may be required pursuant to Section 9.1) or (z) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon release of such Subsidiary Guarantor from its obligations under its Guarantee under the Guarantee and Collateral Agreement pursuant to clause (iii) below;

(ii) (x) to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (ix) of the definition of Permitted Liens and (y) that the Administrative Agent is authorized (but not required) to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien on such property; and

(iii) that any Subsidiary Guarantor shall be automatically released from its obligations under the Guarantee and Collateral Agreement if such Person ceases to be a Subsidiary as a result of a transaction or designation permitted hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

NEW ATA ACQUISITION INC.

By:	/s/ Subodh Karnik
	Name:	Subodh Karnik
	Title:	President and CEO

[Signature Page to Term Loan Agreement]

JP MORGAN CHASE BANK, N.A., as Administrative
Agent and as a Lender

By:	/s/ John C. Riordan
	Name:	JOHN C. RIORDAN
	Title:	VICE PRESIDENT

[Signature Page to Term Loan Agreement]

JEFFERIES FINANCE LLC, as Documentation Agent

By:	/s/ E.J.Hess
	Name:	E.J.Hess
	Title:	Managing Director

JEFFERIES FINANCE CP FUNDING LLC, as a
Lender

By:	/s/ E.J.Hess
	Name:	E.J.Hess
	Title:	Managing Director

[Signature Page to Term Loan Agreement]